Exhibit 4.18

GCL SILICON TECHNOLOGY HOLDINGS INC.

as Company

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

3% Convertible Senior Notes due 2010

FORM OF INDENTURE

DATED AS OF                 2008

6.1	Payment of Principal, Premium and Interest	39
6.2	Maintenance of Office or Agency	39
6.3	Money for Notes Payments to be Held in Trust	39
6.4	Statement by Officers as to Default	40
6.5	Existence	40
6.6	Maintenance of Properties	40
6.7	Payment of Taxes and other Claims	41
6.8	Limitations on Liens	41
6.9	Limitations on Indebtedness and Preferred Stock of Offshore Subsidiaries	41
6.10	Limitations on Leverage	41
6.11	Waiver of Certain Covenants	41
6.12	Additional Amounts	42
6.13	Investment Company Act	42
6.14	Additional Information	43
6.15	Delivery of Ordinary Shares	43
6.16	Compliance Certificate	43
ARTICLE 7.	Consolidation, Merger, Assignment, Conveyance, Transfer or Lease	43
7.1	Company may Consolidate, etc. only on Certain Terms	43
7.2	Successor Substituted	44
ARTICLE 8.	Remedies	44
8.1	Events of Default	44
8.2	Acceleration of Maturity; Rescission and Annulment	46
8.3	Collection of Indebtedness and Suits for Enforcement by Trustee	46
8.4	Trustee may File Proofs of Claim	47
8.5	Trustee may Enforce Claims without Possession of Notes	47
8.6	Application of Money Collected	47
8.7	Limitation on Suits	48
8.8	Unconditional Right of Holders to Receive Principal, Premium and Interest	48
8.9	Restoration of Rights and Remedies	48
8.10	Rights and Remedies Cumulative	49
8.11	Delay or Omission not Waiver	49
8.12	Control by Holders	49
8.13	Waiver of Past Defaults	49
8.14	Undertaking for Costs	49
8.15	Waiver of Usury, Stay or Extension	50
ARTICLE 9.	The Trustee	50
9.1	Certain Duties and Responsibilities	50
9.2	Notice of Defaults	50
9.3	Certain Rights of Trustee	50
9.4	Not Responsible for Recitals or Issuance of Notes	52
9.5	May Hold Notes	52
9.6	Money Held in Trust	52
9.7	Compensation and Reimbursement	53
9.8	Conflicting Interests	53
9.9	Corporate Trustee Required; Eligibility	53
9.10	Resignation and Removal; Appointment of Successor	54
9.11	Acceptance of Appointment by Successor	55
9.12	Merger, Conversion, Consolidation or Succession to Business	56
9.13	Patriot Act	56
ARTICLE 10.	Supplemental Indentures	56
10.1	Supplemental Indentures without Consent of Holders	56
10.2	Supplemental Indentures with Consent of Holders	57
10.3	Execution of Supplemental Indentures	58

10.4	Effect of Supplemental Indentures	58
10.5	Reference in Notes to Supplemental Indentures	58
ARTICLE 11.	Satisfaction and Discharge	58
11.1	Satisfaction and Discharge of Indenture	58
11.2	Application of Trust Money	59
ARTICLE 12.	Holders’ Lists and Reports by Company	59
12.1	Reports by Company	59
ARTICLE 13.	[INTENTIONALLY OMITTED]	61
ARTICLE 14.	Meeting of Holders of Notes	61
14.1	Purposes for which Meetings may be Called	61
14.2	Call, Notice and Place of Meetings	61
14.3	Persons Entitled to Vote at Meetings	61
14.4	Quorum; Action	62
14.5	Determination of Voting Rights; Conduct and Adjournment of Meetings	62
14.6	Counting Votes and Recording Action of Meetings	63
ARTICLE 15.	Miscellaneous	63
15.1	Notices, etc., to Trustee and Company	63
15.2	Notice to Holders; Waiver	64
15.3	Effect of Headings and Table of Contents	65
15.4	Successors and Assigns	65
15.5	Separability Article	65
15.6	Benefits of Indenture	65
15.7	Governing Law	65
15.8	Legal Holidays	66
15.9	Language of Notices, etc.	66
15.10	Waiver of Jury Trial	66
15.11	Currency Indemnity	66

Schedules

1.	Form of Note	69
2.	Form of Conversion Notice	78
3.	Form of Repurchase Exercise Notice	81
4.	Form of Compliance Certificate	82

Annexes

A.	Form of Regulation S Certificate	83
B.	Form of Restricted Note Certificate	85
C.	Form of Unrestricted Note Certificate	87

THIS INDENTURE, dated as of [—] 2008, between GCL Silicon Technology Holdings Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (herein called the Company), and Deutsche Bank Trust Company Americas, a New York banking corporation (herein called the Trustee).

RECITALS

The Company has duly authorized the creation of an issue of its 3% Convertible Senior Notes due 2010 (herein called the Notes) of the tenor and amount hereinafter set forth, to be issued in three series as provided in this Indenture, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For, and in consideration of, the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes or of a series thereof, as follows:

ARTICLE 1. DEFINITIONS

1.1	DEFINITIONS

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the terms defined in this Indenture have the meanings assigned to them in this Indenture and include the plural as well as the singular;

(b)	words importing gender include each gender;

(c)	whenever the words include, includes or including are used in this Indenture, they shall be deemed to be followed by the words without limitation;

(d)	references to U.S.$ and U.S. Dollars are to the lawful currency of the United States of America;

(e)	all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(f)	any reference herein to a “series” of Notes, or the representative Holders thereof, is a reference to the Class A Notes, the Class B Notes or the Class C Notes.

(g)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with US GAAP and except as otherwise expressly provided herein, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted as consistently applied by the Company at the date of this Indenture;

(h)	unless the context otherwise requires, any reference to an Article, a Section or a Schedule refers to an Article, a Section or a Schedule, as the case may be, of or to this Indenture;

(i)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(j)	if any rights or obligations under this Indenture fall on a day or date which is not a Business Day, such rights or obligations shall instead fall on the next succeeding Business Day after such stated day or date; and

(k)	the parties have participated jointly in the negotiating and drafting of this Indenture. In the event that an ambiguity or a question of intent or interpretation arises, this Indenture shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Indenture.

Acceptable Bank means:

(a)	for banks and financial institutions incorporated or established in the People’s Republic of China, a bank or financial institution which has a rating for its long-term debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Limited or a comparable rating from an internationally recognized credit rating agency; or

(b)	for all other banks and financial institutions, a bank or financial institution which has a rating for its long-term debt obligations of AA or higher by Standard & Poor’s Rating Services or Fitch Limited or Aa2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognized credit rating agency.

Act, when used with respect to any Holder, has the meaning specified in Section 1.4.

ADS means the Company’s American Depositary Shares, each representing [four] Ordinary Shares.

ADS Depositary means The Bank of New York Mellon, its nominees, successors and assigns.

Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

Agent means any Note Registrar, Paying Agent or Conversion Agent appointed herein, at their specified offices, and their successors and assigns.

Annualized Quarterly Consolidated EBITDA means, in relation to a Quarterly Period, the aggregate of Consolidated EBITDA for that Quarterly Period and for the immediately preceding three Quarterly Periods (those four Quarterly Periods being referred to as the Rolling 12 Month Period); provided that in respect of the first testing date on [September 30, 2008], the calculation shall be made by multiplying by four the aggregate Consolidated EBITDA for each Quarterly Period in that Rolling 12 Month Period starting from the Quarterly Period ending March 31, 2008 and then dividing it by three.

Applicable Procedures means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

Authorized Newspaper means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

Board of Directors means either the board of directors of the Company or any duly authorized committee of that board.

Board Resolution means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

Cash means, at any time, cash denominated in USD or USD equivalents, in hand or credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable on demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on satisfaction of any other condition;

(c)	there is no Lien over that cash; and

(d)	the cash is freely and immediately available to be applied in repayment or prepayment of the Notes.

Clearstream means Clearstream Banking, société anonyme or any successor securities clearing agency.

Close of Business means 5.00 p.m. (New York City time).

Commission means the United States Securities and Exchange Commission.

Company means the Person named as the Company in the Preamble of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Company shall mean such successor Person.

Company Request or Company Order means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer or any Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

Consolidated Debt means the aggregate amount of Financial Indebtedness of the Group on a consolidated basis as shown in the Relevant Company Report.

Consolidated EBIT means, in relation to a Quarterly Period or, as the case may be, Rolling 12 Month Period, the aggregate of:

(a)	the consolidated operating profits of the Group (including the results from discontinued operations) before finance costs and tax for that Quarterly Period or, as the case may be, Rolling 12 Month Period; and

(b)	plus or minus the Group’s share of the profits or losses of associates for that period (after finance costs and tax) and the Group’s share of the profits or losses of any joint ventures;

adjusted by:

(c)	taking no account of extraordinary items (whether positive or negative) but after taking into account all exceptional items (whether positive or negative);

(d)	taking no account of non-recurring items (whether positive or negative) or non-operating business (whether positive or negative);

(e)	taking no account of any material items which represent gains or losses arising from:

(i)	restructurings of the activities of an entity and reversals of any provisions for the costs of restructuring;

(ii)	disposals of non-current assets;

(iii)	the disposal of assets associated with discontinued operations; or

(iv)	reversals of any provision;

(f)	taking no account of any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme; and

(g)	taking no account of any expense referable to equity-settled share-based compensation of employees,

all as shown in the Relevant Company Report.

Consolidated EBITDA means, in relation to a Quarterly Period or, as the case may be, Rolling 12 Month Period, Consolidated EBIT for that Quarterly Period or, as the case may be, that Rolling 12 Month Period after adding back any depreciation and amortization charges and taking no account of any charge for impairment or any reversal of any previous impairment charge made in the period, all as shown in the Relevant Company Report.

Consolidated Net Debt means Consolidated Debt minus Cash.

Consolidated Net Worth means, as of any date of determination, stockholders’ equity as set forth on the most recently available quarterly consolidated balance sheet of the Company and its Subsidiaries, determined in accordance with US GAAP, but excluding minority interests if not already excluded.

Conversion Agent means any Person authorized by the Company to convert Notes in accordance with Article 4 hereof, which shall initially be the Trustee.

Corporate Trust Office means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date of this Indenture is located at 60 Wall Street, Mailstop NYC60-2710 New York New York 10005, Attention: Trust & Securities Services – Corporates Team Deal Manager, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

corporation means a corporation, association, company, limited liability company, joint-stock company or business trust.

Current Market Price of the ADSs on any day means the average Sales Prices of one ADS over the five consecutive Trading Days ending on (and including) the earlier of the day in question and the day before the Ex Date with respect to an issuance, dividend or distribution requiring such computation.

Defaulted Interest has the meaning specified in Section 2.15.

Deposit Agreement means the deposit agreement dated as of [—], 2008 between the Company, The Bank of New York Mellon, as ADS Depositary, and the holders and beneficial owners from time to time of the ADSs issued thereunder.

Depositary shall mean DTC.

Dollars means the lawful currency of the United States of America.

DTC means The Depository Trust Company, its nominees, successors and assigns.

EDGAR means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

Euroclear means Euroclear Bank S.A./N.V., or any successor securities clearing agency.

Event of Default has the meaning specified in Section 8.1.

Event of Default Redemption Amount means, subject to Section 8.2, in relation to each Note, an amount equal to the aggregate of (i) the principal amount of such Note together with any accrued interest and Defaulted Interest (if any) plus (ii) (A) the principal amount of such Note multiplied by (B) the Event of Default Redemption Premium.

Event of Default Redemption Premium means:

                                                 A = 15% ×     B

                                                                         C

where:

A	= the Event of Default Redemption Premium expressed as a percentage;

B	= the number of days between the Issue Date and the date the Trustee or the Holders gives the default notice (both inclusive); and

C	= the number of days between the Issue Date and the Final Maturity Date (both inclusive).

Ex Date means the first date on which the ADSs trade on the applicable exchange or in the applicable market without the right to receive an issuance, dividend or distribution.

Exchange Act means the United States Securities Exchange Act of 1934, including the rules promulgated thereunder, and any statute successor thereto, in each case as amended from time to time.

Expiration Date has the meaning specified in Section 1.4.

Final Maturity Date means [—] 2010.

Financial Indebtedness means indebtedness (other than ordinary trade indebtedness) incurred in respect of (a) money borrowed or raised from banks and other financial institutions; (b) any bond, note, loan stock, debenture or similar instrument; (c) acceptance credit, documentary credit or commercial paper facilities; (d) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts; (e) receivables sold or discounted otherwise than on a non-recourse basis; (f) any other transaction having the commercial effect of borrowing or raising of money (including forward sale or purchase agreements); (g) any share which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder of that security) or upon the happening of any event matures or is mandatorily redeemable or is redeemable at the option of its holder in whole or in part and (h) guarantees or other assurances against financial loss in respect of Financial Indebtedness of any person falling within any of paragraphs (a) to (g) above. For the avoidance of doubt, (i) Financial Indebtedness shall include any indebtedness incurred in respect of any derivative transaction entered into for the purposes of hedging against fluctuations in any rate, price, index or credit rating and (ii) the Company shall apply the then current book value of the Notes for the purposes of determining its Financial Indebtedness. Any prepayment or advances which the Company, or its Subsidiaries receives under any long-term polysilicon or wafer supply contract to which the Company, or its Subsidiaries, enters into in the ordinary course of business shall be included for the purposes of paragraph (f) above. For the purposes of the preceding sentence, a long-term polysilicon or wafer supply contract means a contract for the supply of polysilicon or wafers for a period of not less than twenty-four months.

Fundamental Change means the occurrence of any of the following events:

(a)	any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Mr. Zhu Gongshan, is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all shares of the Company’s capital stock that are entitled to vote generally in elections of the Company’s directors (voting shares), or if Mr. Zhu Gongshan or any “group” (as that term is used in Sections 13(d) or 14(d) of the Exchange Act) of which he is a part is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of [70]% or more of the total outstanding voting power of all of the Company’s voting shares, or if at any time after Mr. Zhu Gongshan’s ownership interest in the Company falls below 50%, any “person” or “group” (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes a “beneficial holder” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all of the Company’s voting shares (for the purposes of this paragraph (a), such person or group shall be deemed to beneficially own any voting stock of a corporation held by any other corporation (the parent corporation) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the capital stock entitled to vote in the election of directors of such other corporation); or

(b)	the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned Subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding voting stock is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

(i)	the outstanding voting stock is reclassified into or exchanged for other voting stock of the Company or for voting stock of the surviving corporation; and

(ii)	the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

(c)	at any time, individuals who at the Issue Date constituted the Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(d)	the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company; or

(e)	if the ADSs (or other equity securities into which the Notes are then convertible) are (i) not listed or approved for trading on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or any of their respective successors or (ii) other than as a result of New York Stock Exchange Rule 123D(3), suspended from trading for ten consecutive Business Days;

provided, further, that a Fundamental Change shall not be deemed to have occurred pursuant to paragraph (b) above if at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities, and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities.

For the avoidance of doubt, any transaction or event that would constitute a Fundamental Change under both paragraphs (a) and (b) in this definition of Fundamental Change shall be deemed to be governed solely by paragraph (b) of this definition, including the provisos thereto.

Fundamental Change Redemption Amount means, in relation to each Note, an amount equal to the aggregate of (a) the principal amount of such Note together with any accrued interest and Defaulted Interest (if any) plus (b) (i) the principal amount of such Note multiplied by (ii) the Fundamental Change Redemption Premium.

Fundamental Change Redemption Premium means:

                                                 A = 15% ×      B

                                                                         C

where:

A	= the Fundamental Change Redemption Premium expressed as a percentage;

B	= the number of days between the Fundamental Change Repurchase Date and the Final Maturity Date (both inclusive);
and

C	= the number of days between the Issue Date and the Final Maturity Date (both inclusive).

Global Note means a Note in global form that is registered in the Note Register in the name of the Depositary that is substantially in the form attached as Schedule 1.

Group means the Company and its Subsidiaries.

Holder means the Person in whose name the Note is registered in the Note Register.

Indebtedness means, with respect to any Person, at any time:

(a)	any obligation (present or future, actual or contingent) of such Person, as debtor, borrower or guarantor, for borrowed money, including any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar agreements or instruments involving or evidencing money borrowed or received, any reimbursement obligation with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, any obligation in respect of a conditional sale or transfer with recourse or with an obligation to purchase, or pursuant to a lease with substantially the same economic effect as any such agreement or instrument;

(b)	any obligation of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract, or other derivative instrument or any similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates; and

(c)	any Indebtedness of others for which such Person agrees to be responsible, including, without limitation, by an obligation to pay or purchase such Indebtedness or an obligation to lend money or to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness, whether or not such Indebtedness is assumed by such Person.

Indenture means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

Interest Payment Date means [—] and [—], of each year, commencing [—], 2008.

Investment Company Act means the United States Investment Company Act of 1940, including the rules promulgated thereunder, and any statute successor thereto, in each case as amended from time to time.

Issue Date means [—], 2008.

Lien means any mortgage, pledge, security interest, lien, hypothecation, sale-leaseback arrangement, preferential arrangement or other charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any arrangement having the practical effect of creating such an encumbrance on, or with respect to the payment of any obligations with or from the proceeds of, any asset of any kind, including any equivalent created or arising under the laws of the Cayman Islands, Hong Kong or the People’s Republic of China.

Maturity, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, conversion, call for redemption or otherwise.

Note Register and Note Registrar have the respective meanings specified in Section 2.13.

Notes means the (a) U.S.$223,437,000 Class A Convertible Senior Notes due 2010; (b) U.S.$111,718,000 Class B Convertible Senior Notes due 2010; and (c) U.S.$111,718,000 Class C Convertible Senior Notes due 2010, or any of them (each a Note), as amended or supplemented from time to time, that are issued under this Indenture.

Notice of Default means a written notice of the kind specified in Section 8.1(b).

Officers’ Certificate means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer or any Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 6.4 shall be the principal executive, financial or accounting officer of the Company.

Offshore Subsidiary means each Subsidiary of the Company which is incorporated in any jurisdiction other than the People’s Republic of China.

Opinion of Counsel means a written opinion of counsel, which may be an employee of the Company.

Ordinary Shares means the ordinary voting equity shares of the Company, par value U.S.$0.00001 per share, as they exist on the date of this Indenture, and any shares of any class or classes of capital stock of the Company resulting from any subdivision, consolidation or reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the ADSs issuable on conversion of the Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such subdivisions, consolidations or reclassifications bears to the total number of shares of all such classes resulting from all such subdivisions, consolidations or reclassifications.

Outstanding, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a)	Notes theretofore canceled by the Trustee or delivered to any Agent for cancellation;

(b)	Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company acts as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c)	Notes that have been paid pursuant to Section 2.13 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent, waiver, or other action hereunder or whether a quorum is present at a meeting of Holders of Notes, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, or other action hereunder, or upon any such determination actually as to the presence of a quorum, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Paying Agent means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company, which shall initially be the Trustee.

Permitted Lien means any Lien:

(a)	granted upon or with regard to any property hereafter acquired by the Company or any of its Subsidiaries to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property and transactional expenses related to such acquisition, including any Lien existing at the time of its acquisition (other than a Lien incurred in contemplation of such acquisition); provided, however, that (i) the maximum sum secured by such Lien shall not exceed 100% of the U.S. Dollar equivalent of the purchase price of such property (including transactional expenses) on the date of purchase or the U.S. Dollar equivalent on the date of incurrence of such Indebtedness incurred solely for the purpose of financing the acquisition of such property and (ii) such Lien shall be created contemporaneously with, or within 180 days after, the acquisition of such property;

(b)	in existence on the Issue Date, and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured shall not exceed the amount so secured on the Issue Date;

(c)	arising by operation of law, such as tax, merchants’ or other similar Liens arising in the ordinary course of business; or

(d)	arising in respect of any judgment or award not giving rise to an Event of Default for which an appeal is being diligently pursued in good faith and in respect of which not more than 45 days have elapsed without a stay of execution in respect thereof having been granted.

Person means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

Place of Payment, when used with respect to the Notes of any series, means New York City.

Predecessor Note of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.14 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

Preferred Stock means, in respect of any Person, any capital stock of such Person having preferential rights as to dividends or other distributions and/or upon the liquidation of such Person.

Publicly Traded Securities means any common stock traded on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or any of their respective successors.

Quarterly Period means each three-month financial period ending on March 31, June 30, September 30 or December 31, as the case may be.

Redemption Date, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

Redemption Price, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

Registration Rights Agreement means the Conversion Registration Rights Agreement dated as of the date hereof between the Company and the initial Holders in relation to ADSs to be issued upon conversion of the Notes.

Regular Record Date for the interest payable on any Interest Payment Date on the Notes of any series means the [—] or [—], as the case may be, next preceding such Interest Payment Date.

Regulation S means Regulation S under the Securities Act.

Regulation S Certificate means a certificate substantially in the form set forth in Annex A.

Regulation S Global Note has the meaning specified in Section 2.5.

Regulation S Legend means a legend substantially in the form of the legend required in the form of Note in global form set forth in Schedule 1 to be placed upon a Regulation S Note.

Regulation S Notes means all Notes required pursuant to Section 2.13(c) to bear a Regulation S Legend. Such term includes the Regulation S Global Note.

Relevant Company Report at any time means the Company Report most recently provided by the Company to the Trustee and the Holders pursuant to Section 12.1 of this Indenture.

Responsible Officer, when used with respect to the Trustee, means any managing director, director, vice president, assistant vice president, or any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

Restricted Global Note has the meaning specified in Section 2.5(c).

Restricted Note means any Note required pursuant to Section 2.13(c) to bear a Restricted Note Legend.

Restricted Note Certificate means a certificate substantially in the form set forth in Annex B.

Restricted Note Legend means a legend substantially in the form of Note in global form set forth in Schedule 1 to be placed upon a Restricted Note.

Rule 144 means Rule 144 under the Securities Act.

Rule 144A means Rule 144A under the Securities Act.

Sale Price of the ADSs on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and asked prices or, if there is more than one such price in either case, the average of the average bid and the average asked prices) on the date quoted by the New York Stock Exchange or, if the ADSs are not quoted on the New York Stock Exchange, on the other principal U.S. national or regional securities exchange on which the ADSs are then traded. The Sale Price will be determined without reference to after-hours or extended market trading. If the ADSs are not quoted by the New York Stock Exchange or a principal U.S. national or regional securities exchange, the Sale Price will be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the ADSs are not so quoted, the Sale Price will be the average of the mid-point of the last bid and asked prices for the ADSs on the relevant date from each of at least three internationally recognized independent investment banking firms selected by the Company for this purpose.

Securities Act means the United States Securities Act of 1933, including the rules promulgated thereunder, and any statute successor thereto, in each case as amended from time to time.

Securities Act Legend means a Restricted Note Legend or a Regulation S Legend.

Semi-Annual Period means a six month financial period ending on June 30 or December 31, as the case may be.

Significant Subsidiary means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary”, as such term is defined under Rule 1-02 of Regulation S-X under the Exchange Act.

Special Record Date for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.15.

Stated Maturity, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

Subsidiary means a corporation or limited liability company more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, voting stock means the equity interest that ordinarily has voting power for the election of directors, managers or trustees of an entity, or persons performing similar functions, whether at all times or only so long as no senior class of equity interest has such voting power by reason of any contingency.

Successor Note of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.14 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

Tax Redemption Amount means, in relation to each Note, an amount equal to the aggregate of (a) the principal amount of such Note together with any accrued interest and Defaulted Interest (if any) plus (b) (i) the principal amount of such Note multiplied by (ii) the Tax Redemption Premium in respect of such Note.

Tax Redemption Premium means:

                                                 A = 15% ×       B

                                                                         C

where:

A	= the Tax Redemption Premium expressed as a percentage;

B	= the number of days between the Tax Redemption Date and the Final Maturity Date (both inclusive); and

C	= the number of days between the Issue Date and the Final Maturity Date (both inclusive).

Trading Day means a day during which the New York Stock Exchange or, if the ADSs are not listed on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which the ADSs are then listed, opens for trading during its regular trading session or, if the ADSs are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4.00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

Trust Indenture Act means the United States Trust Indenture Act of 1939, including the rules promulgated thereunder, and any statute successor thereto, in each case as amended from time to time.

Trustee means the Person named as the Trustee in the Preamble of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, Trustee as used with respect to the Notes of any series shall mean the Trustee with respect to Notes of that series.

Unrestricted Note Certificate means a certificate substantially in the form set forth in Annex C.

US GAAP means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

Vice President, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President”.

1.2	Compliance Certificates and Opinions

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 6.4) shall include:

(a)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)	a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.3	Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations, with respect to the matters upon which his certificate or opinion is based, are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.4	Acts of Holders; Record Dates

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the Act of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signatory acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes of such series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by the Holders and the applicable Expiration Date to be given to the Trustee in the manner set forth in Section 15.1 and to each Holder of the relevant series in the manner set forth in Section 15.2.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes of any series entitled to give or make (a) any Notice of Default; (b) any declaration of acceleration referred to in Section 8.2; (c) any request to institute proceedings referred to in Section 8.7(b); or (d) any direction referred to in Section 8.12, in each case with respect to Notes of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes of such series on such record date, and no other Holders, shall be entitled to give or make such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by the Holders and the applicable Expiration Date to be given to the Company in the manner set forth in Section 15.1 and to each Holder of the relevant series in the manner set forth in Section 15.2.

With respect to any record date set pursuant to this Section 1.4, the party hereto that sets such record date may designate any day as the Expiration Date and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in the manner set forth in Section 15.1, and to each Holder of the relevant series in the manner set forth in Section 15.2, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

ARTICLE 2. DESIGNATION, FORM AND TERMS OF THE NOTES

2.1	Designation of Series

Pursuant to the terms hereof, the Company hereby creates three series of its Notes designated as the (a) U.S.$223,437,000 Class A Convertible Senior Notes due 2010 (the Class A Notes); (b) U.S.$111,718,000 Class B Convertible Senior Notes due 2010 (the Class B Notes); and (c) U.S.$111,718,000 Class C Convertible Senior Notes due 2010 (the Class C Notes and together with the Class A Notes and the Class B Notes, the Notes).

2.2	Limit on Amount of Notes

The aggregate principal amount of Notes that may be issued and authenticated is limited to (a) U.S.$223,437,000 in respect of the Class A Notes; (b) U.S.$111,718,000 in respect of the Class B Notes; and (c) U.S.$111,718,000 in respect of the Class C Notes.

2.3	Status

The Notes will constitute direct, general, unconditional, unsubordinated and unsecured obligations of the Company and will rank at least pari passu, without any preference among themselves, with all other present and future direct, general, unconditional, unsubordinated and unsecured obligations of the Company.

2.4	Final Maturity

The Final Maturity Date of the Notes shall be [—], 2010.

2.5	Form of Notes

(a)	The Notes will be issued initially as Global Notes substantially in the form set forth in Schedule 1 attached hereto, which is incorporated herein and made part hereof.

(b)	The Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary and registered in the name of the Depositary.

(c)	Upon their original issuance, Restricted Notes and Regulation S Notes shall be issued in the form of separate Global Notes. The Global Notes representing Restricted Notes, together with their Successor Notes that are Global Notes, are collectively herein called the “Restricted Global Notes”. The Global Notes representing Regulation S Notes, together with their Successor Notes that are Global Notes, are collectively herein called the “Regulation S Global Notes”.

2.6	Interest and Principal

(a)	The Notes will mature on [—], 2010, and will bear interest at the rate of 3% per annum. The Company will pay interest on the Notes on each [—] and [—], beginning on [—], 2008, to Holders of record on the immediately preceding [—] or [—] respectively. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

(b)	Subject to the other terms set forth in this Section 2.6, as long as the Notes are represented by a Global Note, payments in respect of the Notes will be made by the Company, upon presentation and, in the case of final payment, surrender of such Global Note at the office of the Trustee or any other Paying Agent, by transfer to a U.S. Dollar account maintained by the Paying Agent for further transmittal to DTC and distribution by DTC to the Holders in accordance with the Applicable Procedures. Upon making any such payment through the Paying Agent to, or to the order of, such bearer in the amount then due, the Company will be fully discharged of its obligations under the Notes in respect of such payment.

(c)

Prior to 10:00 am (New York City time) on the Business Day prior to each Interest Payment Date and the Final Maturity Date (or such earlier date as may be fixed for the acceleration or redemption of the Notes as provided herein), the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on such Interest Payment Date or Final Maturity Date (or such earlier date as may be fixed for the acceleration or redemption of the Notes as provided herein) for payment under the Notes and subject to the receipt of such money, the Paying Agent shall make payment on the Notes in accordance with this Indenture. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and premium, if any, and interest on the Notes (whether such money has been paid to the Paying Agent by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent (to the extent such Paying Agent is not the Trustee) to pay all money held by such Paying Agent to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Affiliate of the Company acts as Paying Agent, it shall, on or before each

Interest Payment Date and the Final Maturity Date (or such earlier date as may be fixed for the acceleration or redemption of the Notes as provided herein), segregate and hold in trust for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due on such Interest Payment Date or Final Maturity Date (or such earlier date as may be fixed for the acceleration or redemption of the Notes as provided herein) until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

(d)	The Company will be discharged of its obligation to make payment of principal of, and premium, if any, and interest on, and any other amounts (including any Additional Amounts) in respect of the Notes on any Interest Payment Date or the Final Maturity Date by payment in full (but not in part) of such principal, interest, premium, if any, and other amounts, if any, to, or to the order of, the Holder through the Paying Agent in the manner specified herein only if, and to the extent that, there is no default by the Paying Agent in any payment to any additional Paying Agent or by any Paying Agent in any payment of such principal, interest, premium, if any, or other amounts, if any, to any Holder in accordance with this Indenture. In the event of any such default by the Paying Agent, the Company hereby agrees to pay such additional amounts as will result in receipt by the Holders of such amounts as would have been received had no such default occurred. The provisions of this Section 2.6(d) shall not discharge or limit in any way any future obligations of the Company arising in respect of amounts subsequently becoming payable under the Notes.

2.7	Paying Agent; Conversion Agent

(a)	The place of payment where the Notes may be presented or surrendered for payment, where the principal and interest and any other payments due on the Notes are payable, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and this Indenture may be served shall be in the Borough of Manhattan in the City of New York and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee, who the Company hereby appoints as Paying Agent.

(b)	The Company shall maintain an office or agency where Notes may be presented for conversion, which shall initially be the Corporate Trust Office of the Trustee, who the Company hereby appoints as Conversion Agent.

2.8	No Sinking Fund

No sinking fund will be provided with respect to the Notes.

2.9	Form of Trustee’s Certificate of Authentication

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS AS TRUSTEE

By:

AUTHORIZED SIGNATORY

Dated:

2.10	Notes in Global Form

So long as the Notes are represented by a Global Note, and the Depositary is the registered owner of the Global Note, the corresponding interests in such Global Note shall be acquired, and transfers thereof shall be effected, exclusively through the book-entry settlement systems maintained by DTC through an account maintained by the Holder with the Depositary, subject to the Applicable Procedures, and otherwise subject to the provisions of this Indenture. Each Person who is for the time being shown in the records of DTC as being the owner of a particular Note shall be treated by the Company, the Trustee and any Paying Agent as the Holder of such Note for all purposes other than with respect to payment on the Note, the right to which shall be vested, as against the Company and the Trustee or any Paying Agent, solely in the registered owner of the Global Note representing such Note in accordance with and subject to the terms thereof. The security account records of DTC shall in the absence of manifest error be conclusive evidence of the identity of the Holders and of the principal amount credited to the security accounts of such Holders. Any statement issued by DTC to any Holder relating to a specified Note credited to the security account of such Holder and stating the principal amount of such Note and certified by DTC to be a true record of such security account shall in the absence of manifest error be conclusive evidence of the records of DTC for the purposes of the next sentence (but without prejudice to any other means of producing such records in evidence). Neither the Company nor the Trustee nor any Paying Agent will have any responsibility for any aspect of the records relating to or payments made by DTC on account of the Note, or for maintaining, supervising or reviewing any records relating to the Note.

Every Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A REGISTERED NOTE, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

2.11	Denominations

The Notes of any series shall be issuable in denominations of U.S.$100,000 and any integral multiples of U.S.$1,000 thereof.

2.12	Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents. The signature of any of these officers on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to, time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note for cancellation in accordance herein, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

2.13	Registration, Registration of Transfer and Exchange

(a)	The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 6.2 a register (being the combined register of the Note Registrar and all transfer agents designated pursuant to Section 6.2 for the purpose of registration of transfer of the Notes and sometimes collectively referred to as the Note Register) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and the registration of transfers of the Notes. The Trustee is hereby appointed Note Registrar for the purpose of registering the Notes and transfers of the Notes as herein provided.

Upon surrender for registration of transfer of any Note of a series at the office or agency of the Company maintained pursuant to Section 6.2 for such purpose in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Notes of any series may be exchanged for other Notes of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or any transfer agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.7 or 10.5 not involving any transfer.

If the Notes of any series are to be redeemed in part, the Company shall not be required (a) to issue, register the transfer of or exchange any Notes of that series during a period beginning at the opening of business 15 days before the mailing of notice of redemption of that series and ending at the close of business on the day of the mailing of the relevant notice of redemption or (b) to register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Global Notes may not be exchanged, in whole or in part, for definitive Notes, and no transfer of a Global Note, in whole or in part, may be registered in the name of any Person other than the Depositary for the Global Note or a nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for the Global Note or has ceased to be qualified to act as Depositary unless the Company has approved a successor Depositary within 90 days or (ii) the Company determines that the Global Note will be so exchangeable or transferable.

(b)	Notwithstanding any other provisions of the Indenture or the Notes, transfers and exchanges of Notes and beneficial interests therein of the kinds specified in this Section 2.13(b) shall be made only in accordance with this Section 2.13(b). Transfers and exchanges subject to this Section 2.13(b) shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.13(b).

(i)	Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest in whole or in part to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Section 2.13 (b)(i) and Section 2.13(c) and subject to the Applicable Procedures. Upon receipt by the Trustee or any Paying Agent, as Note Registrar, of (A) an order in a form satisfactory to the Trustee or Paying Agent given by the holder of a beneficial interest in the Restricted Global Note directing that the principal amount represented by such Regulation S Global Note be increased by a specified amount and that the principal amount represented by such Restricted Global Note be reduced by an equal amount and (B) a Regulation S Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the holder of such beneficial interest or his attorney in fact duly authorized in writing, then the Trustee or the Paying Agent, as Note Registrar but subject to Section 2.13(c), shall reduce the principal amount of such Restricted Global Note and increase the principal amount of such Regulation S Global Note by such specified principal amount.

(ii)

Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest such Note in whole or in part to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this Section 2.13 (b)(ii) and Section 2.13(c) and subject to the Applicable Procedures. Upon receipt by the Trustee or any Paying Agent, as Note Registrar, of (A) an order in a form satisfactory to the Trustee or the Paying Agent given by the holder of a beneficial interest in the Regulation S Global Note directing that the principal amount represented by such Regulation S Global Note be reduced by a specified amount and that the principal amount represented by such Restricted Global Note be increased by an equal amount and (B) a Restricted Note Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the holder of such beneficial interest or his attorney in fact duly authorized in writing, then the Trustee or the Paying Agent, as Note Registrar but subject to Section 2.13(c), shall reduce the principal amount of such Regulation S Global Note and increase the principal amount of such Restricted Global Note by such specified principal amount.

(iii)	Non-Global Note for Non-Global Note. If issued, a Non-Global Note may be transferred, in whole or in part, to a Person who takes delivery in the form of another Non-Global Note, provided that a Non-Global Note that bears a Securities Act legend may be transferred, in whole or in part, only (A) if the Trustee or the Paying Agent shall have received a Restricted Note Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note or (B) if the Trustee or the Paying Agent shall have received a Regulation S Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note.

(iv)	Exchanges between Global Note and Non-Global Note. A Global Note may be exchanged, in whole but not in part, for one or more Non-Global Notes only as provided in Section 2.13(d). If issued, Non-Global Notes may not be exchanged, in whole or in part, for beneficial interests in a Global Note.

(c)	Restricted Notes and their Successor Notes shall bear a Restricted Note Legend and Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

(i)	Subject to the following Clauses of this Section 2.13(c), a Note or any portion thereof that is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act Legend borne by such Global Note while represented thereby.

(ii)	Subject to the following Clauses of this Section 2.13(c), a new Non-Global Note that is issued in exchange for either a Non-Global Note or a Global Note or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note, provided that, if such new Note is required pursuant to Section 2.13(b)(iii) or (iv) to be issued in the form of a Restricted Note, it shall bear a Restricted Note Legend and, if such new Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend.

(iii)	After the applicable restricted period under Rule 144, a new Note that does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof that bears such a legend if the Trustee has received an Unrestricted Note Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note as provided in this Article 2.

(iv)	A new Note that does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof that bears such a legend if, in the Company’s judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company shall authenticate and deliver such a new Note as provided in this Article 2.

(v)	Notwithstanding the foregoing provisions of this Section 2.13(c), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a “restricted security” within the meaning of Rule 144, in which case the Trustee at the direction of the Company, shall authenticate and deliver a new Note bearing a Restricted Note Legend in exchange for such Successor Note as provided for in this Article 2.

(d)	The following provisions shall apply only to Global Notes:

(i)	Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii)	Notwithstanding any other provision in this Indenture or the Notes, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless:

(A)	the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Note or has ceased to be a clearing agency registered under the Exchange Act, and, in either case, the Company thereupon fails to appoint a successor depositary within 90 days after the date of such notice;

(B)	the Depositary so requests following an Event of Default;

(C)	the owner of an interest in a Global Note requests such exchange in writing delivered through the Depositary following an Event of Default; or

(D)	the Company executes and delivers a Company Order stating that all Global Notes shall be exchanged in whole for Non-Global Notes.

A Global Note may not be exchanged for a Non-Global Note other than as provided in this Section 2.13(d)(ii).

(iii)	Non-Global Notes issued in exchange for a Global Note or any portion thereof pursuant to Clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any Securities Act Legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar, for cancellation. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Non-Global Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iv)	All Non-Global Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary shall instruct (which instruction shall reflect the instruction of the Holder of the Securities) the Trustee or the Paying Agent (without any liability on the Trustee’s or the Paying Agent’s part). Every Note authenticated and delivered in exchange for or in lieu of a Global Note or any portion thereof, pursuant to Section 2.14, 3.7 or 10.5 hereof or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note.

(v)	In the event of the occurrence of any of the events specified in Clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of Non-Global Notes in definitive, fully registered form, without interest coupons. The Company will pay the cost of preparing, printing, packaging and delivering the Non-Global Notes.

2.14	Mutilated, Destroyed, Lost or Stolen Notes

If any mutilated Note is surrendered to the Note Registrar or any Paying Agent, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Note Registrar (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, which may include an indemnity bond, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.14, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note of any series issued pursuant to this Section 2.14 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that series duly issued hereunder.

The provisions of this Section 2.14 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

2.15	Payment of Interest; Interest Rights Preserved

With respect to any series of Notes, interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Note of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called Defaulted Interest) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Section 2.15(a) or (b) below:

(a)	The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.15. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such series in the manner set forth in Section 15.2, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes of such series (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Section 2.15(b).

(b)	The Company may make payment of any Defaulted Interest on the Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice has been given by the Company to the Trustee of the proposed payment pursuant to this Section 2.15, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.15, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

2.16	Persons Deemed Owners

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Agents and any other agent of the Company, the Trustee or any Agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, and any premium and (subject to Section 2.15) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Agents nor any other agent of the Company, the Trustee or any Agent shall be affected by notice to the contrary.

2.17	CUSIP Numbers

In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use such CUSIP numbers in notices of redemption as a convenience to Holder; provided that any such notice states that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee and the Agents of any change in the CUSIP numbers.

ARTICLE 3. REDEMPTION OF NOTES

3.1	Applicability of Article 3

Notes of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and in accordance with this Article 3.

3.2	Redemption for Taxation Reasons

(a)	At any time the Company may, having given not less than 30 nor more than 60 days’ notice (a Tax Redemption Notice) to the Holders in accordance with Section 15.2 (which notice shall be irrevocable), redeem all, but not less than all, of the Notes then outstanding at a redemption price equal to the Tax Redemption Amount, on the redemption date specified in the Tax Redemption Notice (the Tax Redemption Date) if (i) immediately prior to the giving of such Tax Redemption Notice, the Company has or will become obliged to pay Additional Amounts as referred to in Section 6.12 as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction or any political subdivision or authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it; provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any Tax Redemption Notice pursuant to this Section 3.2(a), the Company shall deliver to the Trustee (A) an Officers’ Certificate stating that the obligation referred to in (i) above cannot be avoided by the Company taking reasonable measures available to it and (B) an opinion of independent legal or tax advisors of recognized standing to the effect that such change or amendment has occurred or will occur (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled without further enquiry to accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Holders.

(b)

If the Company gives a Tax Redemption Notice pursuant to Section 3.2(a), each Holder will have the right to elect that its Note(s) shall not be redeemed and that the provisions of Section 6.12 shall not apply in respect of any payment of principal, premium (if any) or interest to be made in respect of such Note(s) which falls due after the relevant Tax Redemption Date, whereupon no Additional Amounts shall be payable in respect thereof pursuant to Section 6.12 and payment of all amounts; shall be made subject to the deduction or withholding of any tax required to be deducted or withheld provided that such election shall only be in respect of the deduction or withholding then required to be made and the Company shall comply with the provisions of Section 6.12 in respect of any further deductions or withholding. To exercise a right pursuant to this Section 3.2(b), the Holder of the relevant Note must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed Notice of Exercise, in the form of Schedule 3 on or before the day falling ten days prior to the Tax Redemption Date.

3.3	Election to Redeem; Notice to Trustee

The election of the Company to redeem any Notes shall be evidenced by a Board Resolution.

3.4	Notice of Redemption

Notice of redemption shall be given in the manner provided in Section 15.2 to the Holders of Notes to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

All notices of redemption shall state:

(a)	the Redemption Date;

(b)	the Redemption Price;

(c)	that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(d)	the place or places where such Notes are to be surrendered for payment of the Redemption Price; and

(e)	applicable CUSIP numbers, if any.

Each notice of redemption shall be given to the Holders in the manner set forth in Section 15.2.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable; provided, however, that in the latter case the Trustee will be given at least 15 days’ prior notice of the date of the giving of such notice.

3.5	Deposit of Redemption Price

At least one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

3.6	Notes Payable on Redemption Rate

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the Close of Business on the relevant Record Dates according to their terms and the provisions of Section 2.15.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

3.7	Notes Redeemed in Part

Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of the same series and of like tenor, of any authorized denomination as requested by such Holder, and in aggregate principal amount equal to, and in exchange for the unredeemed portion of the principal of, the Note so surrendered.

ARTICLE 4. CONVERSION RIGHTS

4.1	Right to Convert

Subject to, and upon compliance with, the provisions of this Indenture:

(a)	on or after the date falling six months after the Issue Date, prior to the Close of Business on the Business Day immediately preceding the Final Maturity Date, a Holder of any Class A Note shall have the right, at such Holder’s option, to convert any portion of the principal amount of a Class A Note that is an integral multiple of U.S.$1,000 into [—] ADSs per U.S.$1,000 principal amount of Notes (the Conversion Rate);

(b)	on or after the date falling nine months after the Issue Date and prior to the Close of Business on the Business Day immediately preceding the Final Maturity Date, a Holder of a Class B Note shall have the right, at such Holder’s option to convert any portion of a Class B Note that is an integral multiple of U.S.$1,000 into ADSs at the Conversion Rate; and

(c)	on or after the date falling 12 months after the Issue Date and prior to the Close of Business on the Business Day immediately preceding the Final Maturity Date, a Holder of a Class C Note shall have the right at such Holder’s option, to convert any portion of a Class C Note that is an integral multiple of U.S.$1,000 into ADSs at the Conversion Rate;

provided, however, that following receipt from the Company of a Fundamental Change Repurchase Notice (as defined in Section 5.1), a Holder shall have the right at such Holder’s option, to immediately convert any portion of the Notes of such Holder that is an integral multiple of U.S.$1,000 into ADSs at the Conversion Rate; provided, further, that, if any such Note is submitted or presented for repurchase pursuant to Section 5.1, such conversion right shall terminate at the Close of Business on the second Business Day immediately preceding the Fundamental Change Repurchase Date (as defined in Section 5.1) for such Note (unless the Company shall default in making the payment of the Fundamental Change Redemption Amount when due, in which case the conversion right shall terminate at the Close of Business on the date such default is cured and such Note is repurchased).

Upon receipt by the Conversion Agent of a Conversion Notice (as defined in Section 4.2) from a Holder pursuant to Section 4.2, the Conversion Agent shall inform the Company of such request (and, if the Conversion Agent is other than the Trustee, inform the Trustee). The Conversion Rate shall be subject to adjustment as set forth in this Article 4.

A Note in respect of which a Holder is electing to exercise its option to require repurchase upon a Fundamental Change pursuant to Section 5.1 may be converted only if such Holder withdraws its election in accordance with Section 5.1. A Holder is not entitled to any rights of a holder of ADSs until such Holder has converted such Notes into ADSs, and only to the extent such Notes are deemed to have been converted into ADSs under this Article 4.

4.2	Conversion Procedures

To convert a Note, a Holder must (a) complete and manually sign a conversion notice in substantially the form set forth in Schedule 2 (Conversion Notice) or a facsimile of the Conversion Notice and deliver such notice to a Conversion Agent; (b) surrender the Note to a Conversion Agent; and (c) furnish appropriate endorsements and transfer documents if required by the Trustee or the Conversion Agent. The date on which the Holder satisfies all of those requirements is the Conversion Date. A Conversion Notice is irrevocable upon delivery to the Conversion Agent. Anything herein to the contrary notwithstanding, in the case of Global Notes, Conversion Notices may be delivered and such Notes may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

The Person in whose name the ADSs are registered shall be deemed to be the holder of record of such ADSs at the Close of Business on the applicable Conversion Date.

Upon conversion of a Note, a Holder will receive a cash payment in respect of (i) interest on the principal amount of such Note, or the portion thereof converted, accrued and unpaid in the period from (and including) the immediately preceding Interest Payment Date to (but excluding) the Conversion Date and (ii) Defaulted Interest (if any). Delivery to the Holder of the full number of ADSs into which the Note is convertible, together with any cash payment for (A) interest or Defaulted Interest due on the Notes and (B) any fractional ADSs pursuant to Section 4.4, will be deemed to satisfy the Company’s obligation with respect to such Note.

If a Holder converts more than one Note at the same time, the number of ADSs issuable upon the conversion shall be based on the aggregate principal amount of Notes converted.

Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder, a new Note equal in principal amount to the principal amount of the unconverted portion of the Note surrendered.

4.3	Payment Upon Conversion

Upon the conversion of a Note, subject to Section 4.2, the Company shall deliver ADSs, together with any cash payment required to be made pursuant to this Article 4, to the Holder through the facilities of the Depositary. For the avoidance of doubt, the Trustee and the Agents shall have no liability or responsibility with respect to any failure of the Company to make, or otherwise in respect of, such delivery or payment.

Settlement of the Company’s obligation to deliver ADSs and any cash payment required to be made pursuant to this Article 4 will occur no later than the third Business Day immediately following the Conversion Date. Delivery of ADSs shall be accomplished by delivery to the relevant Holders or in accordance with such other instructions as may be specified in the relevant Conversion Notice.

4.4	Cash Payments in Lieu of Fractional ADSs

No fractional ADSs shall be issued upon the conversion of Notes. Instead, the Company will pay cash for all fractional ADSs in an amount based on the Sale Price of one ADS on the Trading Day immediately preceding the Conversion Date.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of ADSs that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

4.5	Adjustment of Conversion Rate

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)	In the event that the Company issues Ordinary Shares as a dividend or distribution to all holders of its Ordinary Shares or subdivide or combine its outstanding Ordinary Shares, the Conversion Rate shall be adjusted based on the following formula:

                                         CR1 = CR0 ×   OS1

                                                                   OS0

where:

CR0	= the Conversion Rate in effect immediately prior to the Ex Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be;
CR1	= the Conversion Rate in effect immediately on and after the Ex Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be;
OS0	= the number of Ordinary Shares outstanding immediately prior to the Ex Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be; and
OS1	= the number of Ordinary Shares outstanding immediately on and after the Ex Date for such dividend or distribution or the effective date of such subdivision or combination, as the case may be.

Such adjustment shall become effective on the Ex Date for such dividend, distribution, subdivision or combination.

(b)	In the event that the Company issues rights, warrants or options to all holders of Ordinary Shares entitling them to subscribe for, purchase or otherwise acquire Ordinary Shares at a price per Ordinary Share that is less than 95% of the average Sale Prices of the ADSs divided by the number of Ordinary Shares then represented by each ADS on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

                                         CR1 = CR0 ×   OS0   + X

                                                                   OS0  + Y

where:

CR0 =	the Conversion Rate in effect immediately prior to the Ex Date for such event;
CR1 =	the Conversion Rate in effect immediately on and after the Ex Date for such event;

OS0 =	the number of Ordinary Shares outstanding immediately prior to the Ex Date for such event;

X =	the total number of Ordinary Shares issuable pursuant to such rights, warrants or options; and

Y =	the number of Ordinary Shares which the aggregate price payable to exercise such rights, warrants or options would purchase at the average Sale Prices of the ADSs divided by the number of Ordinary Shares then represented by each ADS over the five consecutive Trading Day period ending on and including the Trading Day immediately preceding the announcement of such issuance.

Such adjustment shall become effective immediately on the Ex Date for such dividend, distribution, subdivision or combination.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at less than the average Sale Prices of the ADSs (as divided by the number of Ordinary Shares then represented by each ADS) over the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate price payable to exercise such rights or warrants of such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(c)	In the event that the Company dividends or distributes to all holders of its Ordinary Shares any securities (other than Ordinary Shares or rights, warrants or options to subscribe for, purchase or otherwise acquire Ordinary Shares) (hereinafter called the Distributed Property), then in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	SP0
SP0 – FMV

where:

CR0 =	the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex Date for such distribution;

SP0 =	the Current Market Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS; and

FMV =	the fair market value (as determined in good faith by the Board of Directors) of the Distributed Property dividended or distributed with respect to each outstanding Ordinary Share.

Such adjustment shall become effective on the Ex Date; provided that, if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one Ordinary Share is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each U.S.$1,000 principal amount of Notes upon conversion, the amount of Distributed Property such Holder would have received had such Holder owned a number of Ordinary Shares equal to the Conversion Rate on the record date for such dividend or distribution multiplied by the number of Ordinary Shares then represented by each ADS. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.5(c) by reference to the actual trading market for any Notes, it shall in doing so consider the prices in such market over the same period used in computing the Current Market Price.

With respect to an adjustment pursuant to this Section 4.5(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares or shares of capital stock of, or similar equity interests of, a Subsidiary or other business unit of the Company (a Spin-Off, and any such dividend or distribution of Ordinary Shares, shares of capital stock or equity interests being Spin-Off Securities), in which event the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	FMV0 + MP0
MP0

where:

CR0	= the Conversion Rate in effect immediately prior to the Close of Business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

CR1	= the Conversion Rate in effect immediately from and after the Close of Business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0=	the average of the Sale Prices of the capital stock or similar equity interest distributed to holders of Ordinary Shares applicable to one Ordinary Share over the ten consecutive Trading Days commencing on and including the effective date of the Spin-Off; and

MP0	= the average of the Sale Prices of the ADSs divided by the number of Ordinary Shares then represented by each ADS over the ten consecutive Trading Days commencing on and including the effective date of the Spin-Off.

Such adjustment shall become effective on the Ex Date.

If the Company has in effect a rights plan upon a conversion of the Notes into ADSs and the rights have not separated from the Ordinary Shares, Holders will receive, upon a conversion of the Notes in respect of which the Company is required to deliver ADSs, in addition to such ADSs and in lieu of any adjustment to the Conversion Rate, rights under the Company’s rights plan. If prior to any conversion, the rights have separated from the Ordinary Shares, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Ordinary Shares capital stock, evidences of indebtedness or other assets or property pursuant to this Section 4.5(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Rights or warrants distributed by the Company to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase ADSs, or shares of capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (Trigger Event), (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 4.5(c) (and no adjustment to the Conversion Rate under this Section 4.5(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.5(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events upon the occurrence of which such rights or warrants become exercisable to purchase different notes, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).

(d)	In the event that the Company or one or more of its Subsidiaries purchases any Ordinary Shares or ADSs representing Ordinary Shares (including by means of a tender offer or exchange offer by the Company or any Subsidiaries), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share, or equivalent payment per Ordinary Share then represented by the ADSs, exceed the average Sale Prices of the ADSs divided by the number of Ordinary Shares then represented by each ADS over the ten consecutive Trading Days commencing on and including the Trading Day immediately succeeding the closing date of such purchase or, in the case of a tender or exchange offer, the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the Offer Expiration Date), the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	FMV + (SP1 × OS1)
OS0 × SP1

where:

CR0 =	the Conversion Rate in effect at the Close of Business on the Offer Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the Offer Expiration Date;

FMV=	the fair market value (as determined in good faith by the Board of Directors) of the aggregate value of all cash and any other consideration paid or payable for shares purchased or, in the case of a tender or exchange offer, shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Date;

OS1 =	the number of Ordinary Shares outstanding immediately after the Offer Expiration Date (after giving effect to the purchase or exchange of shares);

OS0 =	the number of Ordinary Shares outstanding immediately after the Offer Expiration Date (without giving effect to the purchase or exchange of shares); and

SP1 =	the average of the Sale Prices of the ADSs divided by the number of Ordinary Shares then represented by each ADS for the ten consecutive Trading Days commencing on and including the Trading Day immediately succeeding the Offer Expiration Date.

The adjustment to the Conversion Rate under this Section 4.5(d) shall occur on the Trading Day next succeeding the Offer Expiration Date.

If the application of this Section 4.5(d) results in a decrease in the Conversion Rate, no adjustment shall be made under this Section 4.5(d).

37

No adjustment in the Conversion Rate shall be made:

(i)	unless such adjustment would require a change of at least 1.0% in the Conversion Rate; provided, however, that the Company shall carry forward any adjustments that are less than 1.0% of the Conversion Rate and take them into account in any subsequent adjustment of the Conversion Rate or in connection with any conversion of the Notes; or

(ii)	if the Holders are permitted to participate, without converting their Notes, in the transactions described in Sections 4.5(a) to (d), which would otherwise require adjustment of the Conversion Rate.

The Company may, from time to time, and to the extent permitted by law and subject to applicable rules of the New York Stock Exchange, increase the Conversion Rate by any amount for any period of at least 20 days. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 4.6, with a copy to the Trustee and Conversion Agent, at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. The Company may also, in its discretion, increase the Conversion Rate, to avoid or diminish any income tax to any holders of the ADSs resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

4.6	Notice of Adjustment in Conversion Rate

Whenever the Conversion Rate is adjusted pursuant to Section 4.5:

(a)	the Company shall compute the adjusted Conversion Rate in accordance with Section 4.5 and shall prepare an Officers’ Certificate setting forth (i) the adjusted Conversion Rate; (ii) the provision of Section 4.5 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based; (iii) the calculation of such adjustment; and (iv) the date as of which such adjustment is effective, and such certificate shall promptly be filed with the Trustee and each Agent; and

(b)	upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders of record of the Notes in accordance with Section 15.1.

Unless and until a Responsible Officer of the Trustee shall have received an Officers’ Certificate in accordance with this Section 4.6, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.

Neither the Trustee nor any Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder desiring inspection thereof at its office during normal business hours.

4.7	Effect of Reclassification, Consolidation, Merger or Sale

If any of the following events occur, namely (a) any recapitalization, reclassification or other similar change in the outstanding Ordinary Shares represented by the ADSs issuable upon conversion (other than changes resulting from a subdivision or combination), (b) any consolidation, merger or combination of the Company with another Person, (c) the Company is a party to a statutory share exchange or (d) any sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, in each case, as a result of which holders of Ordinary Shares shall be entitled to receive stock, other notes, or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Ordinary Shares, the Holders of the Notes then Outstanding will be entitled thereafter to convert such Notes into the kind and amount of shares of stock, other notes or other property or assets (including cash or any combination thereof) that they would have owned or been entitled to receive (the Reference Property) upon such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, transfer or statutory share exchange had such Notes been converted into ADSs immediately prior to such transaction.

In the event the holders of Ordinary Shares have the opportunity to elect the form of consideration to be received in such transaction, the Company shall make adequate provision whereby the Notes shall be convertible from and after the effective date of such transaction into the form of consideration elected by a majority of the Company’s stockholders in such transaction. The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing.

The above provisions of this Section 4.7 shall similarly apply to successive recapitalizations, reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

4.8	Taxes on Shares Issued

The issue of stock certificates upon conversion of the Notes shall be made without charge to the Holder thereof for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4.9	Reservation of Shares; Covenants in respect of Conversion

The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Ordinary Shares to permit the issuance of the Ordinary Shares (to be represented by ADSs) upon conversion of any Notes from time to time as such Notes are presented for conversion. The ADSs representing the Ordinary Shares due upon conversion of the Notes shall be delivered by the Company in accordance with DTC’s customary practices.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the conversion price to be reduced below the then par value, if any, of the ADSs issuable upon conversion of the Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such ADSs at the Conversion Rate.

The Company covenants that:

(a)	all Ordinary Shares represented by the ADSs issued upon conversion of any Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue by the Company thereof, except as set forth in Section 4.8;

(b)	if any ADSs to be provided for the purpose of conversion of any Notes hereunder require registration with or the approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be;

(c)	if at any time the ADSs are listed on the New York Stock Exchange or quoted or listed on any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the ADSs shall be so listed or quoted on such exchange or automated quotation system, all ADSs issued upon conversion of the Notes;

(d)	it shall take all such actions and obtain all such approvals and registrations required for the ADSs deliverable upon the conversion of any Notes, including the issuance of Ordinary Shares represented by such ADSs, the deposit thereof in accordance with the Deposit Agreement, and the acceptance of such ADSs into the book-entry system maintained by DTC; and

(e)	it shall maintain the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that freely tradable ADSs can be delivered in accordance herewith upon conversion of the Notes immediately following the earlier of (i) the effective date of the Resale Registration Statement (as defined in the Registration Rights Agreement) and (ii) the date falling six months after the Issue Date. The Company shall comply with all securities laws regulating the offer and delivery of ADSs upon conversion of the Notes.

4.10	Responsibility of Trustee and Agents

None of the Trustee or any Agent shall at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or the nature or extent or calculation of any such adjustment when made, or the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and the Agents shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any notes or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and the Agents make no representations with respect thereto. Neither the Trustee nor any Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs or other notes, or any property or cash, upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4.

4.11	Capital Distributions

(a)

If and when the Company pays or makes any Capital Distribution (as defined below) to the holders of Ordinary Shares (except to the extent that the number of ADSs to be delivered on conversion is adjusted under Section 4.5), on the date that such Capital Distribution is actually made or, if a record date is fixed therefor, immediately after such record date, the Company shall pay the Trustee (on behalf of the Holders in respect of their pro rata holding of the Notes) such Capital Distribution that the Holders of such Notes would have been entitled to receive if they had converted all of their Notes immediately prior to the record date of such Capital Distribution, if any, or on the date on which the Capital Distribution was publicly announced (a Pass-through Capital Distribution). On the next Interest Payment Date following receipt by the Trustee of the payment in respect of any such Capital Distribution, the Trustee shall pay cash or deliver, subject to any limitations or restrictions arising from the use of any Depositary, such other assets (as the case may be) to each Holder of record as of the record date of any Capital Distribution in an amount equal to that Holder’s pro rata share of the Pass-through Capital Distribution.

(b)	Where the Company redeems any Note for, or pays, a redemption amount in relation to any Note:

(i)	if the aggregate amount of all Pass-through Capital Distributions which the Holder of such Note was entitled to receive under Section 4.11(a) above in the form of cash (the Received Capital Distributions) is greater than the redemption amount, the redemption amount payable by the Company in relation to such Note will be deemed to be zero; and

(ii)	if the redemption amount is greater than the Received Capital Distributions, the redemption amount shall be reduced by an amount equal to the Received Capital Distributions, in each case, in relation to such Note.

The Company shall be solely responsible for all determinations and calculations under this Section 4.11(b) and neither the Trustee nor any Agent shall be under any duty or responsibility with respect to any such determinations or calculations made by the Company.

For the purposes of this Section 4.11:

Capital Distribution means:

(i)	any distribution of assets in specie by or charged or provided for in the accounts of the Company for any financial period (whenever paid or made and however described and for these purposes a distribution of assets in specie includes, without limitation, an issue of shares or other securities credited as fully or partly paid (other than Ordinary Shares credited as fully paid to the extent any adjustment to the number of ADSs to be delivered upon conversion is made in respect thereof under Section 4.5) by way of capitalization of reserves); and/or

(ii)	any cash dividend or distribution of any kind charged or provided for or to be provided for in the accounts of the Company for any financial period (whenever paid and however described),

including, without limitation, in connection with a purchase or redemption of shares by or on behalf of the Company or one of its Subsidiaries.

ARTICLE 5. REPURCHASES

5.1	Repurchase at the Option of the Holder Upon a Fundamental Change

Subject to the satisfaction of the requirements of this Section 5.1, if a Fundamental Change occurs, each Holder will have the right to require the Company to repurchase for cash any or all of such Holder’s Notes, or any portion of those Notes that is equal to U.S.$100,000 or an integral multiple of U.S.$1,000, on the date (the Fundamental Change Repurchase Date) that is no earlier than 30 days and no later than 90 days after the date the Company gives the Fundamental Change Repurchase Notice at the Fundamental Change Redemption Amount.

Within ten days after the occurrence of a Fundamental Change, the Company shall provide to all Holders, the Trustee and the Agents a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the Fundamental Change Repurchase Notice).

To exercise the repurchase right in connection with a Fundamental Change, a Holder must, prior to the Close of Business on or before the fifth Business Day immediately preceding the Fundamental Change Repurchase Date, deliver the Notes to be repurchased to the Paying Agent, duly endorsed for transfer, or effect book-entry transfer of the Notes to the Paying Agent, and must deliver a written notice of repurchase (a Repurchase Exercise Notice) substantially in the form set forth in Schedule 3 of this Indenture, duly completed to the Paying Agent. The Repurchase Exercise Notice must state:

(a)	if the Notes are certificated, the certificate numbers of the Notes to be delivered for repurchase;

(b)	the portion of the principal amount of the Notes to be repurchased, which must be equal to U.S.$1,000 or an integral multiple thereof; and

(c)	that the Notes are to be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the applicable provisions of the Notes and this Indenture.

If the Notes are not in certificated form, the Repurchase Exercise Notice must comply with the Applicable Procedures.

A Repurchase Exercise Notice shall be irrevocable, except where, prior to the Fundamental Change Repurchase Date, an Event of Default has occurred, in which event such Holder, at its option, may elect by notice to the Company to withdraw the Repurchase Exercise Notice and instead to give notice that the Notes are immediately due and payable under Section 8.2. The Company shall promptly pay the Fundamental Change Redemption Amount for Notes surrendered for repurchase following the Fundamental Change Repurchase Date.

Notwithstanding the foregoing, the Company will be under no obligation to repurchase any Notes upon a Fundamental Change if there has occurred and is continuing an Event of Default, other than an Event of Default that is cured by the payment of the Fundamental Change Redemption Amount; provided that, for the avoidance of doubt, failure of the Company to pay the Fundamental Change Redemption Amount when required would result in an Event of Default under this Indenture.

5.2	Compliance with Securities Laws Upon Repurchase of Notes

In connection with any offer to repurchase the Notes under Section 5.1, the Company shall comply with all tender offer rules applicable to the Company under the Exchange Act. The Company shall (a) comply with Rule 13e-4 and Rule 14e-l (or any successor to either such Rule), if applicable, under the Exchange Act; (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act; and (c) otherwise comply with all Federal and State securities laws in connection with such offer to repurchase Notes, all so as to permit the rights of the Holders and obligations of the Company under Section 5.1 to be exercised in the time and in the manner specified therein. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.2, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 5.2 by virtue of such conflict.

5.3	Repayment to the Company

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.1 exceeds the aggregate Fundamental Change Redemption Amount that the Company is obligated to pay to repurchase the Notes pursuant to Section 5.1, then promptly after the Fundamental Change Repurchase Date, the Trustee or a Paying Agent, as the case may be, shall upon receipt of a Company Request return any such excess cash to the Company.

ARTICLE 6. COVENANTS

6.1	Payment of Principal, Premium and Interest

The Company covenants and agrees for the benefit of Holders of each series of Notes that it will duly and punctually pay the principal of, and any premium and interest on, the Notes of that series in accordance with the terms of the Notes and this Indenture.

6.2	Maintenance of Office or Agency

The Company will maintain in each Place of Payment for any series an office or agency where Notes of that series may be presented or surrendered for payment, where Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Notes or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Notes of that series may be made, and such notices and demands may be made or served, at the Corporate Trust Office of the Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands. The Company may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

6.3	Money for Notes Payments to be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to any series of Notes, it will, on or before each due date of the principal of, or any premium or interest on, any of the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Notes, it will, prior to each due date of the principal of, or any premium or interest on, any Notes of that series, deposit with a Paying Agent a sum sufficient to pay the principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.3, that such Paying Agent will, during the continuance of any default by the Company (or any other obligor upon the Notes of that series) in the making of any payment in respect of the Notes of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Note of any series and remaining unclaimed for three years after such principal and any premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

6.4	Statement by Officers as to Default

The Company will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate stating whether or not to the best knowledge of the signatories thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults, specifying the related provision(s) of this Indenture and the nature and status of such defaults of which they may have knowledge.

6.5	Existence

Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the ability of the Company to make payments hereunder.

6.6	Maintenance of Properties

The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.6 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Board of Directors, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the ability of the Company to make payments hereunder.

6.7	Payment of Taxes and other Claims

The Company will pay or discharge, or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

6.8	Limitations on Liens

So long as any Note remains Outstanding, the Company shall not, and shall not permit any of its Offshore Subsidiaries to, directly or indirectly, at any time create, incur, assume or suffer to exist any Lien, except a Permitted Lien, with respect to all or any part of its properties, assets or revenues now owned or hereafter acquired, or to secure any Indebtedness without, at the same time or prior thereto, securing the obligations of the Company under the Notes equally and ratably therewith for so long as such Indebtedness is secured.

6.9	Limitations on Indebtedness and Preferred Stock of Offshore Subsidiaries

The Company will not permit any of its Offshore Subsidiaries to create, incur, assume or permit to exist (or agree to create, incur, assume or permit to exist), directly or indirectly, any Indebtedness or Preferred Stock, other than (a) Indebtedness or Preferred Stock existing on the date hereof; (b) Indebtedness or Preferred Stock issued to and held by the Company or a wholly owned Offshore Subsidiary of the Company; and (c) Indebtedness or Preferred Stock incurred in exchange for, or the proceeds of which are used to refinance or recapitalize, Indebtedness or Preferred Stock of equal or higher rank otherwise permitted hereunder; provided that the principal amount of such Indebtedness or the liquidation value of such Preferred Stock does not exceed the principal amount or liquidation value of the Indebtedness or Preferred Stock so exchanged, refinanced or recapitalized.

6.10	Limitations on Leverage

(a)	The Company will not, for each Quarterly Period until (and including) the Quarterly Period ending in March 2009, permit Consolidated Net Debt at the end of such Quarterly Period to exceed Annualized Quarterly Consolidated EBITDA for that Rolling 12 Month Period by four times or more.

(b)	The Company will not, for each Quarterly Period ending after March 2009, permit Consolidated Net Debt at the end of such Quarterly Period to exceed Annualized Quarterly Consolidated EBITDA for that Rolling 12 Month Period by 3.75 times or more.

6.11	Waiver of Certain Covenants

The Company may, with respect to the Notes of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 10.1(b) or 10.1(g) for the benefit of the Holders of such series if before the time for such compliance the Holders of at least 50% in principal amount of the Outstanding Notes of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

6.12	Additional Amounts

(a)	All payments by the Company in respect of the Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or within any jurisdiction in which the Company or a Surviving Person is organized or resident for tax purposes or any political subdivision or authority thereof or therein having power to tax (each as applicable a Relevant Jurisdiction), unless the Company is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, the Company or a Surviving Person, as the case may be, shall make such appropriate withholding or deduction, make payment of the amount so withheld to the appropriate government authority and pay such additional amounts (Additional Amounts) as may be necessary to ensure that the net amounts received by the Holders after such withholding or deduction shall equal the respective amounts of principal and premium, if any, and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction. No such Additional Amounts shall be payable:

(i)	to a Holder who is subject to such taxes, duties, assessments or governmental charges by reason of its having some present or former connection with a Relevant Jurisdiction (or any political subdivision or taxing authority thereof or therein) otherwise than merely by the holding or owning of such Notes or the receipt of principal, premium or interest in respect thereof; or

(ii)	if payment would not have been subject to such taxes, duties, assessments or governmental charges had a Note been presented for payment within 30 days of the Relevant Date.

(b)	If the Company becomes obliged to pay Additional Amounts in accordance with this Section 6.12, then it will have the right to redeem the Notes, subject to the right of the Holders to retain the Notes without entitlement to such Additional Amounts in accordance with Section 3.2(b).

(c)	Whenever there is mentioned herein, in any context, the payment of the principal of or interest on or any premium on, or in respect of, a Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 6.12 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 6.12, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

As used herein, the Relevant Date means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Paying Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect shall have been duly given to the Holders in accordance with Section 15.2.

6.13	Investment Company Act

As long as any Notes are outstanding, the Company will conduct its business and operations so as not to become an “investment company” within the meaning of the Investment Company Act, and will take all steps required in order for it to continue not to be an “investment company” and not to be required to be registered under the Investment Company Act.

6.14	Additional Information

The Company agrees, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, to furnish, at its expense and upon request, to the Holders and prospective purchasers of securities information satisfying the requirements of subsection (d)(4) of Rule 144A under the Securities Act.

6.15	Delivery of Ordinary Shares

The Company shall deliver to the Custodian (as defined in the Deposit Agreement) (the ADS Custodian) such Ordinary Shares as are required for the issuance of the ADSs by the ADS Depositary upon conversion of the Notes, together with written delivery instructions (if requested by the ADS Custodian) for such ADSs, a Conversion Notice duly completed and executed by each Holder surrendering such Notes for conversion certifying its status as an affiliate or non-affiliate, as the case may be, of the Company within the meaning of Rule 144 and any other information or documentation required by the ADS Depositary or the ADS Custodian in connection with each deposit of the Ordinary Shares and the issuance and delivery of the ADSs.

6.16	Compliance Certificate

(a)	The Company must deliver to the Trustee and the Holders, on each date on which the Company publishes or reports its quarterly financial results, a certificate establishing compliance by the Company with the financial covenant in Section 6.10 with respect to or, as at the last day of, the Quarterly Period to which such quarterly financial results relate, substantially in the form of Schedule 4 of this Indenture and setting out the computations of the relevant financial figures in reasonable detail.

(b)	A certificate delivered pursuant to Section 6.16(a) above must be signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, or any Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

ARTICLE 7. CONSOLIDATION, MERGER, ASSIGNMENT, CONVEYANCE, TRANSFER OR LEASE

7.1	Company may Consolidate, etc. only on Certain Terms

The Company shall not consolidate with or merge into any other Person or assign, convey, transfer, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any Person unless:

(a)	the surviving or transferee entity shall (i) be a corporation, partnership or trust, (A) organized and validly existing under the laws of its country or state of incorporation and (B) whose common equity securities are Publicly Traded Securities, and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, the due and punctual payment of the principal of, and any premium and interest (including all Additional Amounts, if any payable pursuant to Section 6.12) on, all the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b)	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(c)	immediately after giving effect to such transaction on a pro forma basis, the Company or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(d)	if, as a result of such transaction, the Notes become convertible into common stock or other securities issued by a third party, such third party agrees to deliver such common stock or other securities upon conversion of the Notes and this Indenture; or

(e)	if the Company will not be the resulting or surviving corporation, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

7.2	Successor Substituted

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 8. REMEDIES

8.1	Events of Default

Event of Default, wherever used herein with respect to Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default in the payment of any principal, premium (if any) or interest upon any Note of that series on the due date when it becomes due and payable (unless such default is caused by an administrative or technical error and payment is made within three Business Days of its due date); or

(b)	default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 15 days (in the case of a default in the performance or breach of any covenant) and 30 days (in the case of a breach of any warranty) after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 50% in principal amount of the Outstanding Notes of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default hereunder; or

(c)	the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action; or

(d)	the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or

(e)	failure of the Company to comply with Article 7 of this Indenture; or

(f)	failure of the Company to deliver, when due upon conversion, ADSs together with cash in lieu of fractional ADSs and such failure continues for a period of seven Business Days after receipt of the Conversion Notice as specified in Section 4.2; or

(g)	failure by the Company to issue a Fundamental Change Repurchase Notice in accordance with Section 5.1 when due, and such failure continues for a period of two Business Days; or

(h)	a default under any bond, debenture, note or other evidence of indebtedness of the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any Subsidiary (including the Notes), in each case having an aggregate principal amount outstanding of at least U.S.$10,000,000, whether such indebtedness exists at the time of this Indenture or shall hereafter be created, which default shall have resulted in the acceleration of the final maturity of such indebtedness, or shall constitute a failure to pay any portion of the principal or interest on such indebtedness (giving effect to applicable grace periods); or

(i)	any judgment or judgments for the payment of money in an aggregate amount in excess of U.S.$10,000,000 that shall be rendered against the Company or any Subsidiary and that shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect.

The Company shall deliver to the Trustee, within 30 days after it has knowledge of the occurrence of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or event, the applicable provision(s) of this Indenture, its status and what action the Company is taking or proposes to take with respect thereto.

8.2	Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in Section 8.1(c), 8.1(d) or 8.1(e)) with respect to the Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 50% in principal amount of the Outstanding Notes may declare, by a notice in writing to the Company (or the Trustee and the Company if made by the Holders), the Event of Default Redemption Amount in respect of all the Notes due and payable immediately, and upon any such declaration such Event of Default Redemption Amount shall become immediately due and payable. If an Event of Default specified in Section 8.1(c), 8.1(d) or 8.1(e) with respect to the Notes at the time Outstanding occurs, the Event of Default Redemption Amount in respect of each Note shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of 50% in principal amount of the Outstanding Notes may, by written notice to the Company and the Trustee, rescind and annul such declaration and its consequence if:

(a)	the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i)	all overdue interest on any Note;

(ii)	the principal of (and premium, if any, on) any Note which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Note;

(iii)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Note; and

(iv)	all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)	all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

8.3	Collection of Indebtedness and Suits for Enforcement by Trustee

The Company covenants that if default in the payment of any principal, premium (if any) or interest upon any Note of that series on the due date when it becomes due and payable (unless such default is caused by an administrative or technical error and payment is made within three Business Days of its due date), the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances, of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

If an Event of Default with respect to Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes of such series by such appropriate judicial proceedings as the Trustee shall deem reasonably necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

8.4	Trustee may File Proofs of Claim

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act (assuming that this Indenture were required to be qualified under the Trust Indenture Act) in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

8.5	Trustee may Enforce Claims without Possession of Notes

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

8.6	Application of Money Collected

Any money collected by the Trustee pursuant to this Article 8 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST, to the payment of all amounts due the Trustee and its agents under Section 9.7;

SECOND, to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively; and

THIRD, any remainder to the Company.

8.7	Limitation on Suits

No Holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of that series;

(b)	the Holders of not less than 50% in principal amount of the Outstanding Notes of that series shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)	such Holder has offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes of that series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever, by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

8.8	Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal amount, Redemption Price, Fundamental Change Redemption Amount and any premium, if any, and (subject to Section 2.15) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to convert such security in accordance with Article 4 and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

8.9	Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

8.10	Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.14, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

8.11	Delay or Omission not Waiver

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 8 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

8.12	Control by Holders

The Holders of a majority in principal amount of the Outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series; provided that:

(a)	such direction shall not be in conflict with any rule of law or with this Indenture, and

(b)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

8.13	Waiver of Past Defaults

The Holders of not less than a majority in principal amount of the Outstanding Notes of any series may on behalf of the Holders of all the Notes of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(a)	in the payment of the principal of or any premium or interest on any Note of such series; or

(b)	in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

8.14	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, including reasonable attorney’s fees and expenses in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

8.15	Waiver of Usury, Stay or Extension

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 9. THE TRUSTEE

9.1	Certain Duties and Responsibilities

Except during the continuance of an Event of Default, the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Notes and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Notes and no others, and no implied covenants or obligations shall be read into this Indenture and the Notes against the Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability, including, for the avoidance of doubt, compensation for its services hereunder, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, nor shall the Trustee be required to do anything which it believes is illegal or contrary to applicable laws. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 9.1 and Section 9.3.

9.2	Notice of Defaults

If a default occurs hereunder with respect to Notes of any series, the Trustee shall give the Holders of Notes of such series notice of such default actually known to a Responsible Officer of the Trustee; provided, however, that in the case of any default of the character specified in Section 8.1(b) with respect to Notes of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term default means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.

9.3	Certain Rights of Trustee

Subject to the provisions of Section 9.1:

(a)	the Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)	any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate or an Opinion of Counsel;

(d)	the Trustee may consult with counsel and other advisers of its own selection and the advice of such counsel or other advisers or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)	the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by, or pursuant to, this Indenture at the request or direction of any of the Holders or otherwise take any action pursuant to this Indenture, unless the Holders shall have offered to the Trustee security or indemnity in its discretion satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction or the taking of such action;

(f)	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company;

(g)	the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)	in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)	the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j)	whether or not expressly provided in any other provision hereof, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified and all rights provided under Section 9.1 and this Section 9.3, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Agents, and shall survive the earlier of any removal or resignation, or the termination of this Indenture;

(k)

the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with an Act of the Holders hereunder, and, to the extent not so provided herein, with respect to any act requiring the Trustee to exercise its own discretion, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any Notes, unless it shall be proved that, in connection with any such action taken, suffered or omitted or any such act, the Trustee was grossly negligent, acted in bad faith or engaged in wilful misconduct;

(l)	the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, except in case of gross negligence or bad faith;

(m)	the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(n)	in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more Holders or groups of Holders, each representing less than a majority in aggregate principal amount of the Notes of a series then outstanding, each pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may, but shall not be obligated to, determine what action, if any, shall be taken and the Trustee shall suffer no liability from so determining or not determining what action, if any, shall be taken, as the case may be, or otherwise from failing to act;

(o)	the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or wilful default; and

(p)	in no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, strikes, work stoppages, government action (including any laws, ordinances or regulations) or interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, which delay, restrict or prohibit the providing of any services or the taking of any action contemplated by this Indenture.

9.4	Not Responsible for Recitals or Issuance of Notes

The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, the ADSs or the Ordinary Shares. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

9.5	May Hold Notes

The Trustee, any Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 9.8, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Agent or such other agent.

9.6	Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

9.7	Compensation and Reimbursement

The Company agrees:

(a)	to pay to the Trustee such compensation, including, if applicable, additional compensation in the event of a default or Event of Default, for its services as shall be agreed from time to time between the Company and the Trustee;

(b)	except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any provision of this Indenture or arising out of, or in connection with, the acceptance or administration of the trust or trusts hereunder (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or bad faith; and

(c)	to indemnify the Trustee its officers, directors, employees, representatives and agents for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Notes as to all property and funds held or collected by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 9.7, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 8.1(c) or this Section 9.7, the expenses (including the charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee and shall apply with equal force and effect to any Agent.

9.8	Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes of more than one series.

9.9	Corporate Trustee Required; Eligibility

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes of each series, which may be Trustee hereunder for Notes of one or more other series. Each Trustee shall be a Person that has a combined capital and surplus of at least U.S.$50,000,000 and that has its Corporate Trust Office in New York. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes of any series shall cease to be eligible in accordance with the provisions of this Section 9.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 9.

9.10	Resignation and Removal; Appointment of Successor

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 9.11.

The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 9.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

The Trustee may be removed at any time with respect to the Notes of any series by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 9.11 shall not have been delivered to the Trustee within 30 days after the Trustee is provided notice of removal, the removed Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

If at any time:

(a)	the Trustee shall fail to comply with Section 9.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months; or

(b)	the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to Section 8.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition (at the expense of the Company) any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) in accordance with the applicable requirements of Section 9.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 9.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Company or the Holders of Notes of such series and accepted appointment in the manner required by Section 9.11, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition (at the expense of the Company) any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to all Holders of Notes of such series in the manner provided in Section 15.2. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

In no event shall any retiring Trustee be held liable for any acts or omissions of any successor Trustee hereunder.

9.11	Acceptance of Appointment by Successor

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; (b) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 9.

9.12	Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 9, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

9.13	Patriot Act

The Company acknowledges that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Company agrees that it will provide the Trustee and Agents with such information as they may request in order for the Trustee and Agents to satisfy the requirements of the USA Patriot Act.

ARTICLE 10. SUPPLEMENTAL INDENTURES

10.1	Supplemental Indentures without Consent of Holders

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)	to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company herein and in the Notes;

(b)	to add to the covenants of the Company for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(c)	to add any additional Events of Default for the benefit of the Holders of all or any series of Notes (and if such additional Events of Default are to be for the benefit of less than all series of Notes; stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(d)	to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Notes, provided that any such addition, change or elimination (i) shall neither (A) apply to any Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Note with respect to such provision or (ii) shall become effective only when there is no such Note Outstanding;

(e)	to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power conferred upon the Company under this Indenture;

(f)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(g)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 9.11;

(h)	to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Section 10.1(h) shall not adversely affect the interests of the Holders of Notes of any series and an Officer’s Certificate or Opinion of Counsel shall be provided to the Trustee confirming such;

(i)	to comply with the rules or regulations of any securities exchange or automated quotation system on which any Notes are listed or traded;

(j)	to secure the Notes or to add any subsidiary guarantees; or

(k)	to add, change or eliminate any provisions of this Indenture that refer to the Trust Indenture Act in accordance with any amendments to the relevant provisions of the Trust Indenture Act; provided that the action does not adversely affect the rights or interests of any Holders of Notes.

10.2	Supplemental Indentures with Consent of Holders

With the consent of the Holders of not less than 50% in aggregate principal amount of the Outstanding Notes of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b)	reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(c)	make any change that adversely affects (i) the right to convert or exchange any Note or decreases the conversion or exchange rate or increases the conversion price of any Note or (ii) the right to require repurchase of any Note; or

(d)	modify any of the provisions of Section 6.11, Section 8.13 or this Section 10.2, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

(e)	reduce the percentage in aggregate principal amount of Notes Outstanding required for the adoption of a resolution or the quorum required at any meeting of Holders of Notes at which a resolution is adopted.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

10.3	Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s owner’s rights, duties or immunities under this Indenture or otherwise.

10.4	Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

10.5	Reference in Notes to Supplemental Indentures

Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by theTrustee in exchange for Outstanding Notes of such series.

ARTICLE 11. SATISFACTION AND DISCHARGE

11.1	Satisfaction and Discharge of Indenture

This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for, and any right to receive additional amounts, as provided in Section 6.12), and the Trustee, at the request and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)	either:

(i)	all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.14 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.3) have been delivered to the Trustee for cancellation; or

(ii)	all such Notes not theretofore delivered to the Trustee for cancellation:

(A)	have become due and payable;

(B)	will become due and payable at their Stated Maturity within one year; or

(C)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b)	the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.1, 9.3 and 9.7 and, if money shall have been deposited with the Trustee pursuant to Section11.1 (a)(ii) above, the obligations of the Trustee under Section 11.2 and the last paragraph of Section 6.3 shall survive such satisfaction and discharge.

11.2	Application of Trust Money

Subject to the provisions of the last paragraph of Section 6.3, all money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 12. HOLDERS’ LISTS AND REPORTS BY COMPANY

12.1	Reports by Company

(a)

The Company shall deliver to the Trustee and the Holders (unless such reports have been filed within the time period set forth below on EDGAR), within 15 days after the Company would have been required to file with the Commission, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the Commission had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided within 15 days after the dates, applicable to a registrant that is not an accelerated filer or a large accelerated filer, on which the Company would have been required to provide reports had the Company continued to have been subject to such reporting requirements. Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under this Indenture for purposes of Section 8.1(b) until 120 days after any report is due under this Indenture. The Company shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

(b)	Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders:

(i)	As soon as practicable, and in any case, within 90 days after the close of each fiscal year, two copies of the consolidated balance sheet of the Company and its Subsidiaries setting forth their consolidated financial condition as at the end of such fiscal year, together with consolidated statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries for such fiscal year, all in reasonable detail, such consolidated balance sheet and statements of income, shareholders’ equity and cash flows to be accompanied by report with respect thereto of the Company’s certified independent accountants, which report shall state that such financial statements present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company, in conformity with US GAAP applied on a consistent basis during the period (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards in the Untied States and, accordingly, included such tests of accounting records and such other auditing procedures as were considered necessary in the circumstances; provided that, the delivery within the time period specified above (or, if later, within 15 days of timely filing with the Commission) of the Company’s Annual Report on Form 20-F for any fiscal year prepared in compliance with the requirements therefor and furnished to or filed with the Commission shall be deemed to satisfy the requirements of this Section 12.1(b)(i) for such fiscal year;

(ii)

as soon as practicable, and in any case, within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year, an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such accounting period, and unaudited consolidated statements of income, shareholder’s equity and cash flows of the Company and its Subsidiaries for such period and for the fiscal year to date, setting forth in each case in comparative form the figures for the corresponding periods a year earlier all in reasonable detail, prepared and certified by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer or any Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company as presenting fairly such financial condition and results of operations, subject to changes resulting from year-end audit adjustments; provided that, delivery within the time period specified above of copies of the Company’s Current Reports on Form 6-K for any quarterly accounting period prepared in compliance with the requirements (X) set out above or (Y) of Form 10-Q and furnished to or filed with the Commission shall be deemed to satisfy the requirements of this Section 12.1(b)(i) for such quarterly accounting period; and

(iii)	within the time periods specified in the Commission’s rules and regulations, all reports that would be required to be furnished to or filed with the Commission on Form 6-K if the Company were a reporting company under the Exchange Act.

Any quarterly and annual financial information provided to the Holders in accordance with this Section 12.1(b) will be deemed to be a Company Report.

ARTICLE 13. [INTENTIONALLY OMITTED]

ARTICLE 14. MEETING OF HOLDERS OF NOTES

14.1	Purposes for which Meetings may be Called

A meeting of Holders of Notes of any or all series of Notes may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given to, or taken by Holders of Notes of such series.

14.2	Call, Notice and Place of Meetings

(a)	The Holders may at any time call a meeting of Holders of Notes of any series for any purposes specified in Section 14.1. Notice of every meeting of Holders of Notes of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 15.2, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)	In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Notes of any series shall have requested the Trustee to call a meeting of the Holders of Notes of such series for any purpose specified in Section 14.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan in the City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 14.2(a) above.

14.3	Persons Entitled to Vote at Meetings

Upon the calling of a meeting of Holders of Notes of any or all series, a record date shall be established for determining Holders of Outstanding Notes of such series entitled to vote at such meeting. The Holders on such record date, and their designated proxies, and only such Persons, shall be entitled to vote at such meeting of Holders.

To be entitled to vote at any meeting of Holders, a Person shall (a) be a Holder of one or more Notes or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes; provided, however, that in the case of any meeting of Holders with respect to the Notes of a series all or part of which are represented by a Note, only Holders, or their designated proxies, of record on the record date established pursuant to Section 1.4 shall be entitled to vote at such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

14.4	Quorum; Action

The Persons entitled to vote a majority in principal amount of the Outstanding Notes of a series shall constitute a quorum for a meeting of Holders of Notes of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 50% in principal amount of the Outstanding Notes of a series, the Persons entitled to vote 50% in principal amount of the Outstanding Notes of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.2(a), except that such notice need be given only once, not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes of such series which shall constitute a quorum.

Except as limited by the proviso to the first paragraph of Section 10.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes of that series; provided, however, that, except as limited by the proviso to the first paragraph of Section 10.2, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 50% in principal amount of the Outstanding Notes of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 50% in principal amount of the Outstanding Notes of that series; and provided, further, that, except as limited by the proviso to the first paragraph of Section 10.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes of a series may be adopted at a meeting or any adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes of that series.

Any resolution passed or decision taken at any meeting of Holders of Notes of any series duly held in accordance with this Section shall be binding on all the Holders of Notes of such series whether or not present or represented at the meeting.

14.5	Determination of Voting Rights; Conduct and Adjournment of Meetings

(a)

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes of a series in regard to proof of the holding of Notes of such series in regard to proof of the holding of Notes of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as is shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.4. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

(b)	The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 14.2, in which case the Company or the Holders of Notes of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting.

(c)	At any meeting each Holder of a Note of such series or proxy shall be entitled to one vote for each U.S.$1,000 principal amount of the Outstanding Notes of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note of such series or proxy.

(d)	Any meeting of Holders of Notes of any series duly called pursuant to Section 14.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

14.6	Counting Votes and Recording Action of Meetings

The vote upon any resolution submitted to any meeting of Holders of Notes of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.2 and, if applicable, Section 14.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 15. MISCELLANEOUS

15.1	Notices, etc., to Trustee and Company

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)	the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office, Attention: Trust & Securities Services – Corporate Team Deal Manager; or

(b)	the Company by the Trustee or by any Holder,

shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at its principal office at Suite 3601, Two Exchange Square, Central, Hong Kong, Attention: Hunter Jiang/Jun Zou, or at any other address previously furnished in writing to the Trustee by the Company.

15.2	Notice to Holders; Waiver

(a)	Except as otherwise expressly provided herein, where this Indenture provides for notice of any event to Holders, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)	Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, notices to, requests for consent by, and other communications to Holders of Regulation S Notes shall be given by delivery of the relevant notice, request or other communication to DTC for further delivery to Euroclear and Clearstream for further transmittal to such Holders by Euroclear and Clearstream through the internal communication systems of Euroclear or Clearstream (as the case may be) from time to time utilized by them for communication with its respective member organizations. Any such notice shall be deemed to have been given on the date of its first delivery as provided above. In the event that a Global Note is exchanged in whole for Definitive Notes as provided herein, such notice shall be given by the Company by publication in one or more newspapers, in the official language of the country of publication or in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation, in such market regions as the Company shall determine are appropriate. Any such notice shall be deemed to have been given on the date on which such publication is first made. If at any time publication in any such newspaper is not practicable, then such notification in lieu thereof as shall be made by the Company shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the publication in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular Holder shall affect the sufficiency of any notice to any other Holder.

(c)	The costs of any such notice to Holders as provided in this Section 15.2 shall be paid by the Company.

15.3	Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

15.4	Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

15.5	Separability Article

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.6	Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

15.7	Governing Law

(a)	THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)	For the benefit of the Holders, the Company hereby (i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York, solely for the purposes of any legal action or proceeding rising out of or relating to the Notes and (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any legal action or proceeding in any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)	So long as any Note remains Outstanding, the Company shall maintain an authorized agent in New York City upon whom process may be served in any legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall, to the extent permitted by law, be deemed in every respect effective service of process upon the Company in any legal action or proceeding and, if the Company fails to maintain such an agent, any such process or summons may be served on it at its address as provided for notices hereunder, by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at such address to the extent permitted by applicable law, or by such other means as may be required by applicable laws of the jurisdiction in which such service is made. The Company hereby appoints CT Corporation System, as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the principal office in New York City of such agent.

(d)	Any legal action or proceeding arising out of or relating to the Notes may also be brought and enforced in the courts of Hong Kong or any other jurisdiction where the Company or any of its property may be found, and the Company irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding.

(e)	To the extent that the Company may in any jurisdiction claim for itself or its assets immunity (to the extent that any immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Company irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

(f)	The choice of New York governing law and of the non-exclusive jurisdiction of the New York State courts hereunder is made pursuant to New York General Obligations Law Sections 5-1401 and 5-1402. The Company acknowledges and agrees that the Notes are part of a transaction covering in the aggregate not less than U.S.$1,000,000 (One Million U.S. Dollars).

15.8	Legal Holidays

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes (other than a provision of any Note which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

15.9	Language of Notices, etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

15.10	Waiver of Jury Trial

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

15.11	Currency Indemnity

Each reference in the Notes to U.S. Dollars is of the essence. The Company agrees that, to the fullest extent permitted by applicable law, the obligations of the Company in respect of any amount due in respect of the Notes and this Indenture shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise, the judgment currency), be discharged only to the extent of the amount in U.S. Dollars that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment, and the Company will indemnify the Holders and the Trustee against any deficiency arising or resulting from any variation in rates of exchange between the date as of which U.S. Dollars are notionally converted into the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. If the amount in U.S. Dollars that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts, in U.S. Dollars, as may be necessary to compensate for such shortfall. Any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation, which shall continue in full force and effect until discharged as provided herein, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the Notes or this Indenture or under any such judgment or order or any indulgence granted from time to time, and shall give rise to a separate and independent cause of action. Any shortfall as aforesaid will be deemed to constitute a loss suffered by the Holders or the Trustee, as applicable, and no proof or evidence of any loss will be required.

15.12	Counterparts

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

GCL SILICON TECHNOLOGY HOLDINGS INC.

By:

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:

Name:

Title:

By:

Name:

Title:

SCHEDULE 1

FORM OF NOTE

[THE FOLLOWING LEGEND IS INCLUDED ON GLOBAL NOTES HELD BY CEDE & CO. FOR DTC ONLY]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OF NEW YORK, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

[THE FOLLOWING LEGEND IS INCLUDED ONLY ON (1) THE RESTRICTED GLOBAL NOTE AND (2) DEFINITIVE NOTES ISSUED IN RESPECT OF NOTES TRANSFERRED PURSUANT TO, AND IN RELIANCE ON, RULE 144A]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF GCL SILICON TECHNOLOGY HOLDINGS INC. (THE “COMPANY”) THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(i) TO THE COMPANY, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (iii) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (iv) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (v) PURSUANT TO ANOTHER EXEMPTION FROM THE SECURITIES ACT, PROVIDED THAT, AS A CONDITION TO THE REGISTRATION OF THE TRANSFER THEREOF, THE COMPANY OR THE TRUSTEE MAY REQUIRE THE DELIVERY OF ANY DOCUMENTS, INCLUDING AN OPINION OF COUNSEL THAT IT, IN ITS SOLE DISCRETION, MAY DEEM NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION, OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

No. R-001

CUSIP No.

[THE FOLLOWING LEGEND IS INCLUDED ONLY ON (1) THE REGULATION S GLOBAL NOTE AND (2) DEFINITIVE NOTES ISSUED IN RESPECT OF NOTES TRANSFERRED PURSUANT TO, AND IN RELIANCE ON, REGULATION S]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

No. S-001

CUSIP No.

CUSIP: [—]

GCL SILICON TECHNOLOGY HOLDINGS INC.

(Incorporated with limited liability in the Cayman Islands)

U.S.$[[223,437,000]/[111,718,000]/[111,718,000]] Class [A/B/C] 3% Convertible Senior Notes due 2010

GLOBAL NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE NOTES REPRESENTED BY THIS SECURITY HAVE BEEN ISSUED PURSUANT TO A NON-PUBLIC OFFERING, IN CONFORMITY WITH THE PRIVATE OFFERING EXEMPTION UNDER SECTION 4(2) OF THE SECURITIES ACT AND RULE 506 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT BY THE SECURITIES AND EXCHANGE COMMISSION (THE COMMISSION), AND IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS. SUCH NOTES HAVE NOT BEEN QUALIFIED WITH THE COMMISSION OF ANY STATE, NOR REGISTERED WITH THE COMMISSION. SUCH NOTES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT: (I) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE NOTES IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE NOTES EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

The Notes in respect of which this Global Note is issued are in registered form and form part of the series designated as specified in the title (the Notes) of GCL Silicon Technology Holdings Inc. (the Issuer).

The Issuer hereby certifies that Cede & Co. is, as at the date hereof, entered in the register of Holders as the holder of Notes in the principal amount of U.S.$[[223,437,000]/[111,718,000]/[111,718,000]] ([two hundred twenty-three million, four hundred thirty-seven thousand]/[one hundred eleven million, seven hundred eighteen thousand]/[one hundred eleven million, seven hundred eighteen thousand]] U.S. dollars) or such other amount as is shown on the register of Holders as being represented by this Global Note and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Note. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Holders as holder of the Notes in respect of which this Global Note is issued such amount or amounts as shall become due in respect of such Notes and otherwise to comply with the Indenture.

The Notes are constituted by a indenture dated [—], 2008 (the Indenture) and made between the Issuer and Deutsche Bank Trust Company Americas as trustee (the Trustee) and are subject to, and have the benefit of, the Indenture, as modified by the provisions of this Global Note. Terms defined in the Indenture have the same meanings when used herein.

The Notes in respect of which this Global Note is issued are convertible into ADSs of the Issuer subject to and in accordance with the Indenture.

Owners of interests in the Notes in respect of which this Global Note is issued will be entitled to have title to the Notes registered in their names.

This Global Note is evidence of entitlement only. Title to the Notes passes only on due registration in the register of Holders and only the duly registered holder is entitled to payments on Notes in respect of which this Global Note is issued.

The Indenture is modified as follows in so far as it applies to the Notes in respect of which this Global Note is issued.

Meetings

At any meeting of Holders the registered holder of this Global Note will be treated as having one vote in respect of each U.S.$1,000 in principal amount of Notes for which this Global Note is issued. The Trustee may allow a person with an interest in Notes in respect of which this Global Note has been issued to attend and speak at a meeting of Holders on appropriate proof of his identity and interest.

Cancellation

Cancellation of any Note by the Issuer following its redemption, exchange or purchase by the Issuer will be effected by a reduction in the principal amount of the Notes in the register of Holders.

Trustee’s Powers

In considering the interests of Holders while this Global Note is registered in the name of a nominee for a clearing system, the Trustee may, to the extent it considers it appropriate to do so in the circumstances but without being obliged to do so, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Notes and (b) may consider such interests on the basis that such accountholders were the holders of the Notes in respect of which this Global Note is issued.

Conversion

To convert a Note, a Holder must complete and sign a notice in substantially the form set forth in Schedule 2 of the Indenture which such Holder must deliver to the Conversion Agent, with a copy to the Company and The Bank of New York Mellon, as the ADS depositary under the Deposit Agreement dated as of [?], 2008, between the Company, The Bank of New York Mellon, as ADS depositary, and the holders and beneficial owners from time to time of the ADSs issued thereunder in connection with the conversion of the Notes (the Conversion Notice).

Payment

Payments of principal and premium (if any) in respect of Notes represented by this Global Note will be made without presentation or if no further payment falls to be made in respect of the Notes, against presentation and surrender of this Global Note to or to the order of the Paying Agent.

Notices

So long as the Notes are represented by this Global Note and this Global Note is held on behalf of DTC, notices to Holders may be given by delivery of the relevant notice to DTC, for communication by it to entitled accountholders in substitution for notification as required by the Indenture.

Whilst any of the Notes held by a Holder are represented by this Global Note, notices to be given or elections to be made by such Holder may be given by the relevant accountholder (where applicable) through DTC and otherwise in such manner as the Trustee may approve for this purpose.

Transfers

Transfers of interests in the Notes will be effected through the records of DTC and their respective participants in accordance with the rules and procedures of DTC and their respective direct and indirect participants.

Enforcement

For the purposes of enforcement of the provisions of the Indenture against the Trustee, the persons named in a certificate of the holder of the Notes in respect of which this Global Note is issued shall be recognised as the beneficiaries of the trust set out in the Indenture, to the extent of the principal amounts of their interest in the Notes set out in the certificate of the holder, as if they were themselves the holders of Notes in such principal amounts.

This Global Note shall not be valid for any purpose until authenticated by or on behalf of the Trustee.

This Global Note shall be governed by, and construed in accordance with, the laws of the State of New York.

In witness whereof the Issuer has caused this Global Note to be signed on its behalf.

Dated                      2008

GCL SILICON TECHNOLOGY HOLDINGS INC.

By:
Director/Authorized Signatory

Certificate of Authentication

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS

AS TRUSTEE

By:
AUTHORIZED SIGNATORY

Dated:

Schedule A

Schedule of Reductions in Principal Amount of Notes in respect of which this

Global Note is Issued

The following reductions in the principal amount of Notes in respect of which this Global Note is issued have been made as a result of (i) the exercise of the Conversion Right attaching to Notes; or (ii) the redemption of Notes or (iii) purchase and cancellation of the Notes:

Date of conversion/ redemption / purchase and cancellation of the Notes	Amount of decrease in principal amount of this Global Note	Principal Amount of this Global Note following such decrease	Notation made by or on behalf of the Trustee

TRUSTEE, PAYING AGENT AND NOTE REGISTRAR

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trust & Securities Services

60 Wall Street, Mailstop NYC60-2710

New York, New York 10005

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Notes in respect of which the Global Note is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and account for payments of transferee

Dated :	Certifying Signature :

Name :

Notes:

(i)	A representative of the Holder should state the capacity in which he signs, e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognised bank or notary public or in such other manner as the Trustee or the Paying Agent may require.

SCHEDULE 2

FORM OF CONVERSION NOTICE

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, Mailstop NYC60-2710

New York, New York 10005

Attn: Corporates Team Deal Manager

(as Conversion Agent)

Re:	Class [A/B/C] 3% Convertible Notes due 2010 (the “Notes”)

Reference is made to the Indenture, dated — (the “Indenture”), between GCL Silicon Technology Holdings Inc. (the “Company”) and Deutsche Bank Trust Company Americas, as Trustee. Terms used herein and defined in the Indenture are used herein as so defined.

This conversion notice relates to the Notes specified above, which are registered in the name of the undersigned (the “Holder”). The Holder hereby irrevocably exercises its right to convert such Notes, or the portion thereof, if any, specified below, into ADSs and, except to the extent specified or required as described below, directs that certificates representing such ADSs, together with a check in payment of (i) interest or Defaulted Interest due on the Notes and (ii) any fractional ADSs, be issued and delivered through the facilities of the Depositary, for credit to the account(s) of the Person(s) indicated below.

The Holder acknowledges and agrees that no ADSs will be delivered on conversion until appropriate endorsements and transfer documents (if required by the Trustee or the Conversion Agent), are delivered to the Conversion Agent.

The Holder acknowledges and agrees that, notwithstanding this request for conversion, the Company may require that the ADSs delivered on conversion of the specified Notes be delivered in certificated form subject to a restrictive legend, or that additional certifications be delivered on behalf of the relevant beneficial owner(s), if it determines that doing so is necessary to comply with the requirements of the Securities Act or otherwise, as provided in the Indenture.

Conversion of the specified Notes is subject to the requirements established by the Company in the Indenture as well as to the procedures of the Depositary, all as in effect from time to time. The specified Notes will be deemed to have been converted as of the Close of Business on the Conversion Date and upon such conversion shall cease to accrue interest. Prior to such conversion, the Holder will have no rights in the ADSs.

Please provide the information requested below, as applicable.

1. PLEASE SPECIFY THE SECURITIES HELD AND THE PORTION THEREOF TO BE CONVERTED:

Principal amount held: U.S.$ _______________________

CUSIP number(s): ____________________

Depositary (DTC) account where held: ___________________

Principal amount being converted: U.S.$ ____________________

2. UNLESS AND TO THE EXTENT OTHERWISE SPECIFIED BELOW, all Notes (together with any unconverted Notes) will be delivered in book-entry form to the DTC account specified in Item 1 above.

3. IF OTHER ARRANGEMENTS ARE DESIRED, please (a) specify the type, number and form of securities to be delivered on conversion and the name(s) of the account holder(s) or registered owner(s), by checking the appropriate boxes and providing the information requested and (b) complete Item (4) below:

☐	Book-Entry

Number of ADSs: _________________

DTC Account: _________________

☐	Certificates

Number of ADSs: ________________

Registered Owner: ________________

4. FILL IN FOR REGISTRATION OF ADS CERTIFICATES IF TO BE DELIVERED, AND NOTES IF TO BE ISSUED, OTHER THAN TO AND IN THE NAME OF THE BENEFICIAL OWNER:

(Please print)

(Name)

(Street Address)

(City, State, Zip Code, Country)

Please sign and date this notice in the space provided below.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

SIGNATURE GUARANTEE: ______________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE 3

FORM OF REPURCHASE EXERCISE NOTICE

TO:	GCL SILICON TECHNOLOGY HOLDINGS INC.

Suite 3601, Two Exchange Square

Central

Hong Kong

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from GCL SILICON TECHNOLOGY HOLDINGS INC. (the Company) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Note, or the portion thereof (which is U.S.$1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Fundamental Change Redemption Amount to the registered Holder hereof.

Date:	Your
Signature:

SIGNATURE GUARANTEE: ____________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Principal amount to be repurchased (in an integral multiple of U.S.$1,000, if less than all):

NOTICE: The signature to the foregoing election must correspond to the Name as written upon the face of this Note in every particular, without any alteration or change whatsoever.

SCHEDULE 4

FORM OF COMPLIANCE CERTIFICATE

To:	Deutsche Bank Trust Company Americas (the Trustee)

From:	GCL Silicon Technology Holdings Inc. (the Company)

Date:	[ ]

GCL Silicon Technology Holdings Inc. – U.S.$223,437,000 Class A Convertible Senior Notes due 2010, U.S.$111,718,000 Class B Convertible Senior Notes due 2010 and U.S.$ 111,718,000 Class C Convertible Senior Notes due 2010 (together, the Notes) issued pursuant to the Indenture dated as of [—] 2008 between the Company and the Trustee (the Indenture)

1.	All capitalized terms not otherwise defined in this certificate have the meanings given to those terms in the Indenture.

2.	We confirm that at the end of the Quarterly Period ending on [__], Consolidated Net Debt exceeds Annualised Quarterly Consolidated EBITDA for that Rolling 12 Month Period by [__] times for that Quarterly Period.

3.	We set out below calculations establishing the ratios in paragraph 2 above:

[                    ].

4.	We confirm that no Event of Default is outstanding as at [relevant testing date].

GCL SILICON TECHNOLOGY HOLDINGS INC.

By:

Name:

Title:

ANNEX A

FORM OF REGULATION S CERTIFICATE

(For transfers pursuant to Section 2.13(b)(i) and (iii) of this Indenture)

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, Mailstop NYC60-2710

New York, New York 10005

Attn:	Corporates Team Deal Manager

Re:	Class [A/B/C] 3% Convertible Senior Notes due 2010 (the “Notes”)

Reference is made to the Indenture, dated — (the “Indenture”), between GCL Silicon Technology Holdings Inc. (the “Company”) and Deutsche Bank Trust Company Americas as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.

This certificate relates to $                 principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified as follows:

(1)	Rule 904 Transfers

If the transfer is being effected in accordance with Rule 904 of Regulation S:

(A)	the Owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(B)	the offer of the Specified Notes was not made to a person in the United States;

(C)	either:

(i)	at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii)	the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D)	no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof; and

(E)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2)	Rule 144 Transfers

If the transfer is being effected pursuant to Rule 144:

(A)	the transfer is occurring after — [insert date six months after Issue Date] and is being effected in accordance with the applicable amount and notice requirements of Rule 144; or

(B)	the transfer is occurring after — [insert date six months after Issue Date], and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of the specified Notes.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

SIGNATURE GUARANTEE: __________________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ANNEX B

FORM OF RESTRICTED NOTE CERTIFICATE

(For transfers pursuant to Section 2.13(b)(ii) and (iii) of this Indenture)

Deutsche Bank Trust Company AmericasTrust & Securities Services

60 Wall Street, Mailstop NYC60-2710

New York, New York 10005

Attn:	Corporates Team Deal Manager

Re:	Class [A/B/C] 3% Convertible Senior Notes due 2010 (the “Notes”)

Reference is made to the Indenture, dated — (the “Indenture”), between GCL Silicon Technology Holdings Inc. (the “Company”) and Deutsche Bank Trust Company Americas as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.

This certificate relates to $ principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified that:

(1)	Rule 144A Transfers

If the transfer is being effected in accordance with Rule 144A:

(A)	the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B)	the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

(2)	Rule 144 Transfers

If the transfer is being effected pursuant to Rule 144:

(A)	the transfer is occurring after ? [insert date six months after Issue Date] and is being effected in accordance with the applicable amount and notice requirements of Rule 144; or

(B)	the transfer is occurring after ? [insert date six months after Issue Date], and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of the specified Notes.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

SIGNATURE GUARANTEE: _______________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

ANNEX C

FORM OF UNRESTRICTED NOTE CERTIFICATE

(For removal of Securities Act legends pursuant to Section 2.13(c)(v))

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street, Mailstop NYC60-2710

New York, New York 10005

Attn:	Corporates Team Deal Manager

Re:	Class [A/B/C] 3% Convertible Senior Notes due 2010 (the “Notes”)

Reference is made to the Indenture, dated — (the “Indenture”), between GCL Silicon Technology Holdings Inc. (the “Company”) and Deutsche Bank Trust Company Americas as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.

This certificate relates to $                     principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s). __________________

CERTIFICATE No(s)._________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be exchanged for Securities bearing no Securities Act legend pursuant to Section 2.13(c)(v) of this Indenture. In connection with such exchange, the Owner hereby certifies or has certified that the exchange is occurring after — [insert date two years after Issue Date], and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges or has acknowledged that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of the specified Notes.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

SIGNATURE GUARANTEE: ____________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended